UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Pursuit Attractions and Hospitality, Inc.

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2025 Notice of Annual Meeting and Proxy Statement

April 9, 2025

Dear Fellow Shareholder:

We invite you to attend the 2025 Annual Meeting of Shareholders, which will be held virtually on Thursday, May 22, 2025, at 8:00 a.m. MDT. The Annual Meeting will be a completely virtual meeting of shareholders conducted via live audio webcast to enable our shareholders to participate from any location. You will be able to attend the Annual Meeting online by registering at www.proxydocs.com/PRSU using the control number which appears on your Notice of Internet Availability of proxy materials, on your proxy card (printed in the gray box), or on any additional voting instructions that accompanied your proxy materials. You will have the ability to submit questions in advance of, and real-time during, the Annual Meeting via the meeting website.

We have produced an interactive proxy statement that will provide our shareholders with better capability to navigate through the document, making key information easier to find and evaluate. The interactive proxy statement is accessible at www.proxydocs.com/PRSU prior to and during the Annual Meeting.

Your vote is important, and whether or not you plan to participate in the meeting, please complete and return your proxy card to designate the proxies to vote your shares.

Thank you for continuing to support our company.

Sincerely,

Joshua E. Schechter	David W. Barry
Chairman of the Board	President and Chief Executive Officer

This proxy statement is dated April 9, 2025, and is first being made available to shareholders via the internet on or about April 9, 2025. Iconic Unforgettable Inspiring

Time and Date 8:00 a.m. MDT, Thursday, May 22, 2025 Online check-in will be available beginning at 7:45 a.m. MDT. Please allow ample time for the online check-in process.

Place

This year’s meeting will be held via the internet through a virtual web conference at www.proxydocs.com/PRSU.

To participate in the Annual Meeting, you will need your control number which appears on your Notice of Internet Availability of proxy materials, on your proxy card (printed in the gray box), or on any additional voting instructions that accompanied your proxy materials.

Record Date March 25, 2025

Pursuit Attractions and Hospitality, Inc. 1401 17th Street, Suite 1400 Denver, Colorado 80202

Notice of 2025 Annual Meeting of Shareholders

Voting

If you were a shareholder on the Record Date, you may vote at the Annual Meeting. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other matters to be voted on.

Matters to be voted on

Proposal		Board Recommendations	Page
1	Elect three Class III directors (David W. Barry, Beverly K. Carmichael and Denise M. Coll) to serve until the 2028 annual meeting of shareholders, one Class II director (Brian P. Cassidy) to serve until the 2027 annual meeting of shareholders and one Class I director (Jill H. Bright) to serve until the 2026 annual meeting of shareholders;	FOR each nominee	9
2	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2025;	FOR	75
3	Approve, on an advisory basis, the compensation of our named executive officers; and	FOR	77
4	Any other business that may properly come before the meeting or any adjournment thereof.

Your vote is important! Please submit your proxy as soon as possible to ensure that your shares are represented regardless of whether you participate in the meeting. This notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information. Shareholders should access and review all proxy materials before voting.

By Order of the Board of Directors,

Catherine Tang

Chief Legal Officer and Corporate Secretary

April 9, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders on May 22, 2025:
Our Notice of 2025 Annual Meeting of Shareholders, Proxy Statement, and 2024 Annual Report on Form 10-K are available at www.proxydocs.com/PRSU

Proxy Statement

Our Board of Directors (the “Board”) is providing this Proxy Statement in connection with Pursuit’s 2025 Annual Meeting of Shareholders (“Annual Meeting”) to be held via the internet through a virtual web conference on Thursday, May 22, 2025, at 8:00 a.m. MDT, and any adjournment or postponement thereof. To participate in the meeting online, shareholders should register at www.proxydocs.com/PRSU.

Proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice”) are being first released or mailed on or about April 9, 2025, to all shareholders entitled to vote at the Annual Meeting. In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each record shareholder, we may furnish proxy materials by providing internet access to those documents. This Notice contains instructions on how to access our proxy materials and vote online, or in the alternative, request a paper copy of the proxy materials and a proxy card.

Securities Authorized for Issuance Under Equity Compensation Plans	66
CEO Pay Ratio	67
Pay Versus Performance	68

Audit Committee Report for the Year Ended December 31, 2024	73

Proposal 2: Ratification of the Selection of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2025	75
Audit Committee Pre-Approval Policy	75
Fees and Services of Independent Registered Public Accounting Firm	76

Proposal 3: Advisory Approval of Named Executive Officer Compensation	77

General Information About the Annual Meeting	78
Who Can Vote	78
Board Recommendations on Proposals	78
Voting Requirements	79
Participation in the Annual Meeting	79
Voting Your Proxy	80
Eliminating Duplicative Proxy Materials	80
Other Business	81
Solicitation of Proxies	81
How to Vote	81
Revoking Your Proxy	82

Submission of Shareholder Proposals and Director Nominations	83

Availability of Materials	84

References to “we,” “us,” “our,” “the Company,” and “Pursuit” refer to Pursuit Attractions and Hospitality, Inc. and its subsidiaries. All references to “years,” unless otherwise noted, refer to our fiscal year, which ends on December 31.

Forward-Looking Statements

This proxy statement contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words, and variations of words, such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “outlook,” “plan,” “potential,” “seek,” “target,” “will,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, initiatives, intentions, or goals also are forward-looking statements. These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

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general economic uncertainty in key global markets and a worsening of global economic conditions;
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seasonality of our businesses;
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the competitive nature of the industries in which we operate;
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travel industry disruptions;
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changes in consumer tastes and preferences for recreational activities;
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natural disasters, weather conditions, accidents, and other catastrophic events;
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accidents and adverse incidents at our hotels and attractions;
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sufficiency and cost of insurance coverage;
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the impact of financial covenants on our operational and financial flexibility;
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risks of new capital projects not being commercially successful;
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our ability to fund capital expenditures;
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our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
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failure to adapt to technological developments or industry trends;
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our inability to realize the strategic, financial or operational benefits from the sale of the GES Business;
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conducting business globally;
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our exposure to currency exchange rate fluctuations;
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liabilities relating to prior and discontinued operations;
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the importance of key members to our business;
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labor shortages;
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our exposure to cybersecurity attacks and threats;
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compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data;
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our exposure to litigation in the ordinary course of business;
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changes in federal, state, local or foreign tax laws;
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extensive environmental requirements;
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volatility in our stock price; and
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stock price and trading volumes affected by reports issued by securities industry analysts.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, refer to “Risk Factors” in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024. These statements are based upon information available to us as of the date hereof and we disclaim and do not undertake any obligation to update or revise any forward-looking statement in this proxy statement except as required by applicable law or regulation.

Proposal 1: Election of Directors

Skills, Qualifications, and Experience of Directors

Our Board believes that our directors should have certain qualifications and has concluded that each of our directors, including the nominees listed below under "Director Nominees," possesses the following specific qualifications and should serve on the Board:

•
Commitment to the long-term interests of our shareholders;
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Highest ethical standards and integrity;
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Willingness to act on and be accountable for Board decisions;
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Ability to provide informed and thoughtful counsel to Management on a range of issues;
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History of achievement that reflects superior standards for himself/herself and others;
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Loyalty and commitment to driving our Company’s success;
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Willingness to ask questions and pursue answers;
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Ability to take tough positions, while at the same time work as a team player;
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Willingness to devote sufficient time to carry out effectively all Board duties and responsibilities, and a commitment to serve on the Board for an extended period;
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Adequate time to spend learning our businesses; and
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Individual background that contributes to a portfolio of experience, knowledge, and personal attributes commensurate with our needs.

Board Structure

Our Bylaws provide that, from time to time, the Board shall fix the number of directors. Currently, we have seven directors on our Board. Our Board is divided into three classes, each with staggered three-year terms. The current term of the Class III directors will expire at the Annual Meeting, and the terms of the Class I and Class II directors will expire at the annual meetings of shareholders in 2026 and 2027, respectively. Five of our current directors – David W. Barry, Beverly K. Carmichael, Denise M. Coll, Virginia L. Henkels and Joshua E. Schechter – are assigned to one of the three classes. The remaining directors – Jill H. Bright and Brian P. Cassidy – were previously elected annually for a one-year term by a vote of the Company’s 5.5% Convertible Series A Preferred Stock, all of which was held by Crestview Partners IV GP, L.P. and affiliated entities (the “Crestview Parties”), pursuant to the certificate of designations for that class of preferred stock. Effective December 31, 2024, all outstanding shares of preferred stock were converted into common stock, and, as such, the directors that were previously elected by holders of preferred stock will now be assigned into one of the three Board classes and elected by holders of the Company’s common stock.

Pursuant to the terms of the Stockholders Agreement, dated August 5, 2020, by and among the Company and the Crestview Parties, for so long as the Crestview Parties have, in the aggregate, record and beneficial ownership of 67% of the total number of shares of common stock issuable on conversion of their original preferred stock investment (the “Initial Share Ownership”), the Crestview Parties are entitled to designate two nominees for election to the Board at an annual meeting of shareholders by all holders entitled to vote in the election of directors. Should they not meet the 67% threshold, the Crestview Parties are entitled to designate one director nominee for election to the Board at an annual meeting of shareholders by all holders entitled to vote in the election of directors and appoint one non-voting Board observer for so long as they have, in the aggregate, record and beneficial ownership of at least 33% of the Initial Share Ownership. Pursuant to these rights, the Crestview Parties are currently entitled to designate two nominees for election to the Board and have designated Jill H. Bright and Brian P. Cassidy to be elected to the Board.

Pursuit 2025 PROXY STATEMENT | 9

PROPOSAL 1: ELECTION OF DIRECTORS

As a result, and in order to achieve as equal a balance as possible among the three classes, (i) the Board is nominating the three directors who are currently serving as Class III directors (Beverly K. Carmichael, Denise M. Coll and David W. Barry) for re-election as Class III directors to serve until the 2028 annual meeting of stockholders, (ii) the Board is increasing the size of Class II by one director and nominating Brian P. Cassidy (a former preferred stock director) for election as a Class II director to serve until the 2027 annual meeting of shareholders and (iii) the Board is increasing the size of Class I by one director and nominating Jill H. Bright (a former preferred stock director) for election as a Class I director to serve until the 2026 annual meeting of shareholders.

Director Nominees

Our Corporate Governance and Nominating Committee recommended, and our Board of Directors nominated, incumbent directors Beverly K. Carmichael, Denise M. Coll and David W. Barry as Class III directors, Brian P. Cassidy as a Class II director and Jill H. Bright as a Class I director, each for election at the Annual Meeting. Each of the director nominees, other than Mr. Barry, is independent under the New York Stock Exchange (“NYSE”) listing standards, applicable SEC rules and regulations, and our Corporate Governance Guidelines (the “Guidelines”). If elected, each nominee has agreed to serve another term. If elected, (i) the terms of Ms. Carmichael, Ms. Coll and Mr. Barry will expire at the 2028 annual meeting, (ii) Mr. Cassidy’s term will expire at the 2027 annual meeting and (iii) Ms. Bright’s term will expire at the 2026 annual meeting. There are no family relationships among any of our directors, director nominees, or executive officers.

Board Recommendation The Board recommends that you vote “FOR” the election of these director nominees.

10 | Pursuit 2025 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election as Director

The following sets forth information regarding each director and director nominee as of March 25, 2025.

Class III Director Nominees for Election for a Term Expiring at the 2028 Annual Meeting of Shareholders

Age 66 Director since 2022 Other Directorships: • Cintas Corporation • Cotton Patch Café Pursuit Committees • Corporate Governance and Nominating (Chair) • Human Resources	Beverly K. Carmichael Former EVP – Chief People, Culture & Resource Officer, Red Robin Gourmet Burgers, Inc.

From December 2017 to April 2019, Ms. Carmichael served as EVP – Chief People, Culture & Resource Officer of Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB), a chain of casual dining restaurants. She was also the SVP, Chief People Officer of Cracker Barrel Old Country Store, Inc. (NASDAQ: CBRL), a chain of restaurants and gift stores, from January 2014 to December 2017. She has held similar positions with both Southwest Airlines Co. (NYSE: LUV) and Ticketmaster.

Ms. Carmichael has also practiced law with Manatt, Phelps, and Phillips, LLP, one of the nation’s leading law firms, and is an active member of the bars of California, Texas, and the District of Columbia.

In January 2024, Ms. Carmichael joined the Board of Directors of Cintas Corporation (NASDAQ: CTAS), a global leader in workplace products and services where she serves on the Compensation Committee and the Nominating and Governance Committee. Since January 2022, Ms. Carmichael has served on the Board of Directors of Cotton Patch Café, a privately-owned restaurant chain serving scratch-made, Texas-inspired food.

From March 2023 through March 2024, Ms. Carmichael served on the Board of Directors of ezCater, a trusted provider of corporate food solutions. Beginning in March 2022, Ms. Carmichael served on the Board of Directors of Blue Apron (formerly NYSE: APRN), an ingredient-and-recipe meal kit company, and was a chair of its People, Culture & Compensation Committee, and a member of its Nominating and Corporate Governance Committee, until it was acquired by Wonder Group in November 2023. Previously, she served as a member of the Board of Directors of Leaf Group (formerly NYSE: LEAF), a brand-driven consumer internet company, from July 2018 until it was acquired by Graham Holdings Company (NYSE: GHC) in June 2021, and was chair of its Compensation Committee and a member of its Nominating and Corporate Governance and Audit Committees.

Board Qualifications and Skills

Ms. Carmichael brings to our Board a combination of depth of experience with world-class hospitality companies and a background in employment law and human resources, which reinforces our focus on one of our most important resources—our people.

Pursuit 2025 PROXY STATEMENT | 11

PROPOSAL 1: ELECTION OF DIRECTORS

Age 71 Director since 2018 Other Directorship: • Ogunquit Playhouse Pursuit Committees • Audit • Human Resources	Denise M. Coll Former President, North America Starwood Hotels & Resorts

Ms. Coll served as a member of the Board of Trustees of LaSalle Hotel Properties (formerly NYSE: LHO), a real estate investment trust, from 2013 until it was sold in December 2018.

Prior to joining LaSalle, she served as President, North America Division of Starwood Hotels & Resorts Worldwide, Inc., a subsidiary of Marriott International, Inc. (NASDAQ:MAR), a multinational diversified hospitality company. Ms. Coll led Starwood’s largest division with over 500 hotels, from 2007 to 2013, and was Senior Vice President, Operations – North American Division, from 2005 to 2007.

Prior to that, she served as Senior Vice President of Seaport Companies, a Boston-based hotel company, from 2003 to 2004, and Chief Operating Officer from 1998 to 2003.

Ms. Coll was also Senior Vice President & Area Director of Operations for ITT Sheraton Corporation-North America Division, an international hotel company, from 1995 to 1998, and prior to that, she held various positions within the Sheraton organization with increasing responsibility from 1980 to 1994.

She was a member of the Board of Directors of Enlivant, one of the nation’s largest owners and operators of senior living communities, from 2014 through 2023.

Ms. Coll is also a Trustee of Simmons College, member of its Finance committee, and Chair of its Facilities Committee, and has also been a member of the National Association of Corporate Directors since 2014.

She is a member of the board of directors of the Ogunquit Playhouse, a member of its Nominating and Governance Committee and Educational Task Force, and Vice Chair of its Facilities Committee.

She is also Chair of the Board of Trustees of the University of Massachusetts Amherst Foundation and on the Advisory Board of South Boston Catholic Academy.

Board Qualifications and Skills

Ms. Coll is respected as one of the most successful and seasoned operators in our industry and brings to the Board more than 40 years of experience in the hospitality industry and a strong background in hotel operations, brand creation and management.

12 | Pursuit 2025 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Age 62 Director since 2024	David W. Barry President & Chief Executive Officer

Mr. Barry has served as our President and Chief Executive Officer since December 2024. Prior to that, Mr. Barry was President of Pursuit from June 2015 to December 2024.

Before joining the Company, Mr. Barry served as Chief Executive Officer and President of Trust Company of America, an independent registered investment adviser custodian, from 2011 to June 2015. From 2007 to 2011, Mr. Barry served as Chief Executive Officer of Alpine/CMH, a helicopter skiing company.

Prior to that, Mr. Barry was Chief Operating Officer for all United States resort operations of Intrawest Corporation (formerly NYSE: IDR) (now Alterra Mountain Company), a North American mountain resort and adventure company, from 2004 to 2007.

Board Qualifications and Skills

Mr. Barry brings to the Board extensive hospitality industry experience and a deep understanding of our business from his long tenure leading Pursuit.

Pursuit 2025 PROXY STATEMENT | 13

PROPOSAL 1: ELECTION OF DIRECTORS

Class II Director Nominee for Election for a Term Expiring at the 2027 Annual Meeting of Shareholders

Age                                            51

Director since 2020

Other Directorships:

•
Camping World Holdings
•
WOW!
•
Journey Beyond
•
Saber Interactive
•
Congruex Holding
•
Framestore/Company 3
•
Hornblower Holdings
•
Digicomm
•
The Gersh Agency

Pursuit Committees

•
Human Resources
Brian P. Cassidy President and Partner, Crestview Partners

Brian Cassidy joined Crestview in 2004 and is president and a partner of the firm, a member of its Investment Committee, and the head of Crestview’s media strategy.

Prior to Crestview, Mr. Cassidy worked in private equity at Boston Ventures, investing in the media, entertainment and business services industries. He also worked as the acting Chief Financial Officer of a Boston Ventures’ portfolio company, ec-Content.

Previously, Mr. Cassidy was an investment banking analyst at Alex, Brown & Sons, where he advised companies in the consumer and business services sectors on capital markets and M&A transactions.

He is currently a member of the board of directors of Camping World Holdings (since March 2011), where he serves as a member of the Compensation Committee, and previously served as a member of the Governance Committee (2016 through 2020) and Audit Committee (2016). Mr. Cassidy has been a member of the board of directors of WOW! since December 2015 and has been a member of the Nominating and Corporate Governance Committee since 2018. Mr. Cassidy serves as a member of the board of directors of Journey Beyond (since July 2024), Saber Interactive (since September 2024), Congruex Holdings (since November 2017), Framestore/Company 3 (since December 2020), Hornblower Holdings (since April 2018), Digicomm (since August 2022), and The Gersh Agency (since April 2023).

He was previously involved with TenCate Grass, Charter Communications, Cumulus Media, Insight Communications, Interoute Communications, NEP Group, OneLink Communications, ICM Partners, Industrial Media, and ValueOptions.

Board Qualifications and Skills

Mr. Cassidy brings to our Board deep experience within the media, entertainment and business services sectors, along with expertise in mergers and acquisitions, corporate finance, and capital markets.

14 | Pursuit 2025 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Class I Director Nominee for Election for a Term Expiring at the 2026 Annual Meeting of Shareholders

Age 62 Director since 2024 Other Directorships: • WOW! • Interactive Brokers Group, Inc. Pursuit Committees • Human Resources (Chair) • Corporate Governance and Nominating	Jill H. Bright Operating Executive, Crestview Partners

Jill H. Bright has been an operating executive at Crestview, a private equity firm, since June 2022.

In addition, she has served as Chief Transformation Officer for OneMagnify, a global marketing solutions company, since October 2023.

Ms. Bright was the Chief Administrative Officer for LionTree LLC, an M&A advisory firm specializing in the telecom, media and technology sectors, from December 2020 to September 2021.

She also served as Executive Vice President of human resources and administration at Sotheby’s, a broker of fine art and rare objects, from July 2017 to March 2020.

Ms. Bright has been on the Board and the chair of the compensation committee for WOW!, a telecommunications company and cable operator, since September 2017. In April 2022, she was appointed to the Board of Interactive Brokers Group, Inc., an automated global electronic broker.

She was on the Board of Service Express, a Michigan-based data services management firm, from August 2020 to July 2024, and of Simulmedia, a New York-based digital advertising company, from August 2020 to September 2023.

Previously, Ms. Bright spent more than 20 years at Condé Nast leading the human resources group for over a decade until her appointment as Chief Administrative Officer in 2010.

Board Qualifications and Skills

Ms. Bright has an MBA from NYU Stern School of Business, and she adds to the Board a wealth of expertise in human resources and organizational effectiveness.

Pursuit 2025 PROXY STATEMENT | 15

PROPOSAL 1: ELECTION OF DIRECTORS

Directors Continuing In Office

Class I Director with a Term Expiring at the 2026 Annual Meeting of Shareholders

Age 52 Director since 2015 Other Directorship: • Lifecore Biomedical, Inc. Pursuit Committees • Audit • Corporate Governance and Nominating	Joshua E. Schechter Chairman of the Board

Mr. Schechter served as a director of Bed Bath & Beyond Inc. (formerly NASDAQ: BBBY), a retailer of domestic merchandise and home furnishings, from May 2019 through June 2023, as well as a member of its Audit Committee. Mr. Schechter has been a director of the board of Landec Corporation, which subsequently changed its name to Lifecore Biomedical, Inc. (NASDAQ: LFCR), since October 2020, a health and wellness commercialization company, is a member of its Audit Committee, and was the chair of its Nominating and Governance Committee from 2022 to 2024.

From June 2016 to September 2021, Mr. Schechter was a director, chairman of the board, and member of the Audit, Nominating, and Corporate Governance Committee of Support.com, which subsequently merged with Greenidge Generation Holdings (NASDAQ: GREE), a provider of cloud-based software and services for technology support. From April 2018 to January 2020, Mr. Schechter was a director and chairman of the board of Sunworks, Inc. (formerly NASDAQ: SUNW), a provider of solar power solutions, as well as a member of its Nominating and Corporate Governance and Audit Committees. From April 2018 to June 2019, Mr. Schechter was a director of Genesco Inc. (NYSE: GCO), a footwear retailer, as well as a member of its Strategic Committee. From 2008 to May 2015, he was a director of Aderans Co., Ltd., a multinational company engaged in hair-related business, and Executive Chairman of its holding company, Aderans America Holdings, Inc. From 2001 to 2013, Mr. Schechter was Managing Director of Steel Partners Ltd., a privately owned hedge fund sponsor, and from 2008 to 2013, he was co-President of Steel Partners Japan Asset Management, LP, a private company offering investment services.

Board Qualifications and Skills

Together with his managerial and public company board experience, Mr. Schechter’s experience in corporate governance matters, capital markets, acquisitions, and other transactions in a variety of industries provides valuable insight to our Board.

16 | Pursuit 2025 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Class II Director with a Term Expiring at the 2027 Annual Meeting of Shareholders

Age 56 Director since 2017 Other Directorships: • LCI Industries • Avnet • ISAAC Instruments Pursuit Committees • Audit (Chair) • Corporate Governance and Nominating	Virginia L. Henkels Former Executive Vice President, Chief Financial Officer, and Treasurer, Swift Transportation Company

Ms. Henkels served as Executive Vice President, Chief Financial Officer, and Treasurer of Swift Transportation Company, a then-publicly traded transportation services company, where she led numerous capital market transactions, including its 2010 initial public offering, during her tenure from 2008 to 2017. She held various finance and accounting leadership positions with increasing responsibilities since 2004 at Swift Transportation and from 1990 to 2002 at Honeywell International, Inc. (NYSE: HON), a worldwide diversified technology and manufacturing company, including an expatriate international assignment.

Ms. Henkels was most recently Chief Financial Officer and Secretary of Empowerment & Inclusion Capital I Corp. (formerly NYSE: EPWR.U), a special-purpose acquisition company from November 2020 to December 2022.

Ms. Henkels has served as a director of LCI Industries (NYSE: LCII), a supplier of engineered components to the recreation and industrial products markets, since September 2017, where she serves as the Audit Committee Chair and a member of the Compensation Committee and Risk Committee; Avnet (NYSE: AVT), leading global technology distributor and solutions provider, since August 2024, where she serves on the Audit Committee and the Corporate Governance Committee; and, since March 2023, as a director of ISAAC Instruments, a privately held solutions provider of fleet management technology.

From September 2018 through November 2021, Ms. Henkels served as a director and a member of the Audit, Compensation, and Nominating and Governance Committees of Echo Global Logistics, Inc. (formerly NASDAQ: ECHO), a provider of technology-enabled transportation and supply chain management services.

Board Qualifications and Skills

Ms. Henkels is currently a member of the National Association of Corporate Directors and the Women’s Corporate Director organizations. She is a former CPA and brings to our Board extensive experience in finance, accounting, capital markets, and investor relations as well as experience in strategy development, risk management, mergers and acquisitions, audit, corporate culture, and corporate governance.

Pursuit 2025 PROXY STATEMENT | 17

Executive Officer Biographical Information

The names and certain biographical information about our executive officers are set forth below (other than Mr. Barry, whose information is set forth above under “Proposal 1: Election of Directors—Nominees for Election as Director”) as of March 25, 2025.

Name	Age	Business Experience During the Past Five Years and Other Information
Michael “Bo” Heitz	37

Mr. Heitz has served as our Chief Financial Officer since March 2025. From December 2024 to March 2025, he served as Chief Financial Officer of the Legacy Pursuit Segment (as defined below). Prior to joining Pursuit, Mr. Heitz most recently served in various roles at Vail Resorts, Inc. (NYSE: MTN) from October 2014 to November 2024, including Vice President of Corporate & Mountain Finance (December 2023 to November 2024), Vice President of Strategic Development, Investor Relations & Corporate FP&A (May 2020 to December 2023) and Vice President of Strategic Development, Investor Relations & Treasury (October 2019 to May 2020). Prior to joining Vail Resorts, Inc., Mr. Heitz worked in private equity investing at The Riverside Company and in investment banking at William Blair & Company. Mr. Heitz holds a B.S. in Business, Finance from Miami University.

Samuel Auck	48

Mr. Auck has served as our Chief Platform Officer since December 2024. Prior to that, he was the Chief Financial Officer of the Legacy Pursuit Segment (September 2022 to December 2024) and Vice President of Finance of the Legacy Pursuit Segment (September 2017 to August 2022). Before joining Pursuit, Mr. Auck served in various roles at Vail Resorts, Inc. (NYSE: MTN) from December 2012 to June 2017, including Senior Director, Corporate Finance (October 2016 to June 2017) and Director of Finance (December 2012 to October 2016). Mr. Auck holds a B.S. in Learning and Organizational Change from Northwestern University and an MBA from University of Colorado Boulder – Leeds School of Business.

Leslie S. Striedel	62

Ms. Striedel has served as our Chief Accounting Officer since 2014. Prior to Pursuit, Ms. Striedel served as Vice President of Finance and Administration and similar positions with Colt Defense LLC, a firearms manufacturer, from 2010 to 2013. From 2004 to 2010, Ms. Striedel was Vice President of Finance, Director of Financial Reporting and Compliance, and Corporate Controller of White Electronics Designs Corp. (formerly NASDAQ: WEDC) (now a wholly owned subsidiary of Microchip Technology Inc.), a circuits and semiconductors manufacturer. Ms. Striedel was also Corporate Controller of MD Helicopters, an international helicopter manufacturer, from 2002 to 2004; Corporate Controller of Fluke Networks (formerly Microtest, Inc. NASDAQ: MTST), a manufacturing and technology company, from 1999 to 2002; and Senior Tax Manager for KPMG LLP, a global firm providing audit, tax, and advisory services, from 1998 to 1999. Ms. Striedel holds a B.S. in Accounting from University of Vermont.

Catherine Tang	57

Ms. Tang has served as our Chief Legal Officer and Corporate Secretary since March 2025. Prior to joining Pursuit, Ms. Tang was the Chief Legal Officer at Krispy Kreme, Inc. (NASDAQ: DNUT), a multinational doughnut and sweet treats company, from July 2020 to June 2024, and Krispy Kreme’s Corporate Secretary from August 2020 to June 2024. Prior to that, Ms. Tang held various positions with Yum! Brands, Inc. (NYSE: YUM), one of the world's largest restaurant companies, including Vice President and Associate General Counsel (January 2017 to July 2020), Chief New Business Development Officer for KFC Global (July 2015 to January 2017) and Chief Legal Officer of KFC Corporation, a subsidiary of Yum! Brands, (August 2009 to July 2015). Ms. Tang holds a B.A. in Economics and Government from the University of Texas at Austin and a J.D. from the Louis D. Brandeis School of Law at the University of Louisville.

18 | Pursuit 2025 PROXY STATEMENT

Board of Directors and Corporate Governance

Corporate Governance Highlights

We are committed to sound corporate governance and believe that adhering to the following strong corporate governance principles is essential to our long-term success.

Independent Oversight
•
We maintain separate roles for our CEO and our independent Chairman of the Board
•
The Board actively oversees our Company’s long-range strategic plan and risk management
•
All Board members, other than our CEO, are independent with fully independent Board committees
•
We hold regular executive sessions of non-employee directors at Board and committee meetings

Board Effectiveness
•
We are committed to Board refreshment that offers a balanced mix of experience and fresh perspectives
•
The Corporate Governance and Nominating Committee leads the process for selecting new directors
•
We conduct annual Board and committee self-evaluations, and biennial peer reviews, which are designed to enhance director and Board performance

Shareholder Rights	• We have a majority voting requirement for uncontested director elections • We maintain a resignation policy for directors who do not receive a majority of cast votes
Good Governance Practices
•
No hedging or pledging Pursuit stock by directors, executive officers, and employees is allowed
•
We conduct an annual CEO performance review
•
The Human Resources Committee regularly reviews succession planning for the CEO and senior leadership team
•
We have stock ownership guidelines for our directors, CEO, and direct reports to our CEO
•
Our culture of compliance and ethical behavior is reinforced through our Always Honest Compliance & Ethics Program, which we instituted decades ago and update regularly

Pursuit 2025 PROXY STATEMENT | 19

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance Policies and Practices

Our Board adopted the Guidelines and Board committee charters, which provide an effective framework to govern our Company. At least annually, the Corporate Governance and Nominating Committee reviews the Guidelines, each Board committee reviews its charter, and any changes are recommended for the Board’s consideration.

At Pursuit, we continually focus on governance, starting with the Board and extending to Management and all employees. As a result, the Board reviews the Company’s policies and business strategies, and advises and counsels the CEO and other executive officers who manage the Company’s businesses, including regularly reviewing the Company’s strategic plans.

For additional information about our corporate governance practices, you can access our Restated Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, Committee Charters, the Always Honest Compliance & Ethics Program, and the Code of Ethics on our website at: https://investors.pursuitcollection.com/governance. Information contained in any website referenced in this Proxy Statement is not part of this Proxy Statement and is not incorporated by reference in this Proxy Statement. We will provide copies of these documents upon written request to the office of the Corporate Secretary.

Code of Ethics

Our written code of ethics (the “Code of Ethics”) applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Ethics is available on our corporate website at https://investors.pursuitcollection.com/governance. We intend to promptly disclose on our website or in a Current Report on Form 8-K in the future (i) the date and nature of any amendment (other than technical, administrative or other non-substantive amendments) to the Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K and (ii) the nature of any waiver, including an implicit waiver, from a provision of the Code of Ethics that is granted to one of these specified individuals that relates to one or more of the elements of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, the name of such person who is granted the waiver and the date of the waiver.

Insider Trading Policy

We have adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees. In addition, it is the Company’s intent to comply with the applicable laws and regulations relating to insider trading.

Our insider trading policy generally permits directors, other executive officers, and certain employees to engage in transactions involving Pursuit common stock only: (a) during a Company-prescribed trading window of limited duration; and (b) after seeking pre-clearance to avoid trading while in possession of material, non-public information. In addition, directors, executive officers, and employees may not engage in hedging transactions or other transactions designed to limit or eliminate the risks of owning Pursuit common stock. The policy also prohibits directors, named executive officers (“NEOs”), and other executive officers from pledging Pursuit common stock, or using it as collateral to secure personal loans or other obligations.

A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024.

20 | Pursuit 2025 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Leadership

The Board has separated the roles of Chairman and CEO. Mr. Schechter, our Chairman of the Board, is an independent director. The Board believes the separation of the Chairman and CEO roles allows the CEO to focus his time and energy on operating and managing our Company while leveraging the Chairman’s experience and perspectives.

The Board believes that our governance practices are appropriate to ensure that the full Board maintains independent oversight. The responsibilities of our independent Chairman include, but are not limited to: (a) leading Board peer reviews and self-evaluations; (b) shareholder engagement; (c) Board leadership in anticipation of and during crisis; (d) acting as liaison and facilitating information flow between the Board and Management; (e) advising our CEO and Management, as well as conducting the CEO performance review; and (f) preparation for and presiding over all meetings of the Board, including executive sessions and other meetings, and the Annual Meeting of Shareholders.

Risk Oversight

Management is responsible for assessing and managing the Company’s various exposures to risk, including through the adoption of risk management controls, policies, and procedures. The Board has delegated to the Audit Committee primary responsibility to review and assess areas of financial risk for the Company. The Audit Committee also reviews Management’s plans, and the steps Management has taken to monitor and control risk, including risk assessment, risk management policies, legal and regulatory compliance, information technology and data security controls and policies.

The Board believes that cybersecurity is a critical component of our risk management program. Our security team maintains centralized documentation regarding known security risks and mitigation. Consideration of material risks from cyber threats is integrated into our enterprise risk management processes and is a standing agenda item for discussion at our Audit Committee meetings. An Information Security Executive Committee representing multiple areas of the Company is responsible for assessing material risks from cybersecurity threats and represents multiple functions of the business.

Additionally, we conduct an annual risk assessment to identify, evaluate, and prioritize potential business risks. As a part of this assessment, we conduct a financial statement risk assessment and materiality analysis, including evaluating potential fraud schemes and scenarios that might affect us. Throughout the year, Management continuously monitors potential risks and updates the Audit Committee at each regular meeting.

Compensation Risk Analysis

The Board continuously monitors and manages executive compensation risk through the design of our executive compensation program. In particular, the Human Resources Committee structures our executive compensation program to mitigate the potential for excessive risk-taking by executive officers in managing our businesses. A few of the program features that serve this purpose include:

•
Balanced compensation components. The mix of NEO pay is not overly weighted toward either short- or long-term incentive compensation and incorporates strategic objectives that are designed to drive long-term shareholder value.
•
Long-term incentive compensation structure aligned with long-term strategy. The ultimate value of NEO long-term incentive awards depends upon the value of Pursuit common stock at the time of vesting, which encourages NEOs to consider the inherent risk of short-term decisions that may affect our future performance. As a result, these awards are intended to promote long-term, strategic decisions.

Pursuit 2025 PROXY STATEMENT | 21

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

•
Stock ownership guidelines. Our stock ownership guidelines align our director and executive officer financial interests with those of our shareholders. With limited exceptions, our CEO and his direct reports are restricted from selling Pursuit common stock until they meet their stock ownership requirement.
•
Forfeiture for wrongful actions. Short- and long-term incentive compensation is subject to forfeiture and reimbursement (i.e., clawback) provisions for conduct that may be detrimental to the Company (see the Compensation Discussion and Analysis (“CD&A”) subsection “Clawback Provisions for Detrimental Conduct”).

Committees and Director Independence

Our Board has established an Audit Committee, Corporate Governance and Nominating Committee, and Human Resources Committee. The following table shows each Committee’s primary responsibilities, their current membership, and the number of meetings held in 2024. Based on information provided by each director concerning his or her background, employment, and affiliations, the Board has determined that all committee members are independent under the NYSE listing standards, applicable SEC rules and regulations, and our Corporate Governance Guidelines.

Each committee may form and delegate authority to a subcommittee of one or more members of the committee.

Audit Committee

Meetings in 2024: 8 Virginia L. Henkels, Chair Denise M. Coll Joshua E. Schechter

The Audit Committee oversees the Company’s accounting, financial reporting and disclosure processes; the adequacy of the systems of disclosure and internal control established by Management; and the audit of the Company’s financial statements. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm.

In addition, the Audit Committee oversees:

•
the performance of our internal auditors and internal audit function;
•
operational risks, risks related to financial controls, and the Company’s overall risk management practices, including the Company’s risk assessment and risk management policies;
•
cyber risk and security, including the Company’s cyber insurance program and the Company’s strategies and processes for assessing, identifying, and managing such risks, as well as the Company’s controls and procedures relating to cybersecurity incidents;
•
our compliance with legal and regulatory requirements;
•
compliance with the procedures the Audit Committee established for the receipt, retention, and treatment of complaints we receive regarding our accounting, internal accounting controls, or auditing matters; and
•
our compliance and ethics program, which includes employee training on pertinent issues such as discrimination/harassment, information security, and safety.

The Audit Committee has authority to obtain advice and assistance from internal or external legal, accounting, or other advisors.

The Board has determined that all Audit Committee members are independent within the meaning of the NYSE listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are “financially literate,” as defined by NYSE listing standards, and that Ms. Henkels qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

22 | Pursuit 2025 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance and Nominating Committee

Meetings in 2024: 5 Beverly K. Carmichael, Chair Jill H. Bright Virginia L. Henkels Joshua E. Schechter

Each year, the Corporate Governance and Nominating Committee proposes a slate of directors for election by the shareholders at the annual meeting, and, when appropriate, proposes candidates to fill Board vacancies.

Among other things, the Corporate Governance and Nominating Committee also:

•
manages the annual evaluation of the Board’s performance;
•
manages the biennial peer review evaluation;
•
reviews, and from time to time proposes changes to, the Corporate Governance Guidelines;
•
assesses environmental and social opportunities and risks faced by the Company;
•
regularly reviews and recommends changes to the non-employee directors’ compensation and benefits; and
•
has the sole authority to retain or terminate any search firm retained to identify director candidates, or any compensation advisor retained to assist in reviewing and evaluating non-employee director compensation.

The Board has determined that all Corporate Governance and Nominating Committee members are independent within the meaning of the NYSE listing standards.

Human Resources Committee

Meetings in 2024: 8 Jill H. Bright, Chair Beverly K. Carmichael Brian P. Cassidy Denise M. Coll

The Board appointed the Human Resources Committee to discharge the Board’s responsibilities related to our executives’ compensation and our employee benefit plans.

Among other things, the Human Resources Committee:

•
oversees the development and implementation of the Company’s compensation philosophy and strategy as it pertains to executive officers and other employees;
•
reviews and approves our CEO’s salary, equity, and incentive compensation;
•
approves salaries, equity awards, incentive compensation, and supplemental benefits for our other executive officers;
•
approves incentive compensation targets and awards under various compensation plans and programs;
•
reviews succession plans for our CEO and other executive officers;
•
has oversight over the Company’s human capital management, programs, and initiatives;
•
has authority to obtain advice and assistance from internal or external legal, accounting, or other advisors; and
•
has sole authority to approve grants of equity compensation to non-employee directors.

The Board has determined that all Human Resources Committee members are independent within the meaning of the NYSE listing standards, and are all “non-employee” directors under SEC rules.

Board Meetings and Annual Meeting of Shareholders

As specified in our Guidelines, we expect each director to attend the annual meeting of shareholders, all Board meetings, and all meetings of committees on which they serve. We understand, however, that occasionally a director may be unable to attend a meeting. During 2024, the Board held 17 meetings. During 2024, all directors attended more than 75% of the meetings of the Board and committees on which they served. All then-serving directors attended the 2024 annual meeting of shareholders.

Pursuit 2025 PROXY STATEMENT | 23

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings of Non-Management Directors

During 2024, the independent, non-management directors of our Board met in executive session at every regular meeting of the Board and at various special meetings when necessary or appropriate. Richard H. Dozer, the former Chairman of the Board, presided over all executive sessions. Mr. Schechter, in his capacity as Chairman of the Board, currently presides over all meetings of non-management directors.

Board Composition and Refreshment

The continuous exchange of new ideas is vital to our Board’s success. The Board and the Corporate Governance and Nominating Committee recognize that the interplay between diverse viewpoints, experience, and backgrounds more effectively promotes our shareholders’ long-term interests. The Board believes that shareholders are best served by both the outside perspectives offered by new directors as well as the valuable experience and familiarity provided by longer-serving directors. Since 2020, we have added Mses. Bright and Carmichael and Mr. Cassidy to our Board as independent directors. Our current average director tenure is 4.4 years and average director age is 60 years old.

Director Nominations

As provided in its charter, the Corporate Governance and Nominating Committee has established procedures to consider candidates for Board membership. The Corporate Governance and Nominating Committee has authority under its charter to employ a third-party search firm to conduct research, review candidate data, and otherwise assist the Corporate Governance and Nominating Committee in identifying candidates to serve as a director.

A shareholder who wishes to recommend a candidate for the Board should notify the office of the Corporate Secretary in writing at the address listed in the notice of meeting attached to this Proxy Statement. Any such recommendation must include:

•
The name and address of the candidate;
•
A brief biographical description, including the candidate’s occupation for at least the last five years, and a statement of the candidate’s qualifications, taking into account the qualification requirements set forth below; and
•
The candidate’s signed consent to serve as a director, if elected, and to be named in the proxy statement.

Any formal director nomination must comply with the advance notice provisions set forth in our Bylaws.

As described in the “Submission of Shareholder Proposals and Director Nominations” section of this Proxy Statement, the Corporate Governance and Nominating Committee reviews the qualifications of any person nominated by a shareholder in a timely and proper manner.

In evaluating potential director nominees, the Corporate Governance and Nominating Committee reviews the candidate’s qualifications in light of the needs of the Board and the Company, and considering the then-current mix of director attributes. Director nominees are assessed on their qualification as independent, and by considering the candidate’s diversity, skills, and experience. Director nominees also must have common qualities expected of all Pursuit directors, including high personal and professional ethics, integrity and values, and a commitment to representing the long-term interests of our shareholders. The Corporate Governance and Nominating Committee also ensures that the members of the Board, as a group, maintain the requisite qualifications under the NYSE listing standards for members of the Audit, Human Resources, and Corporate Governance and Nominating Committees.

24 | Pursuit 2025 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Corporate Governance and Nominating Committee believes that newly elected directors offer fresh perspectives and ideas that are critical to a forward-thinking and strategic Board. Concurrently, the Corporate Governance and Nominating Committee recognizes that longer-serving directors facilitate effective decision-making through their experience and familiarity with our business. Accordingly, the Corporate Governance and Nominating Committee and the Board seek to maintain an appropriate balance of viewpoints, skills, professional experience, and backgrounds to effectively lead the Company and serve our shareholders’ long-term interests.

As discussed above, the Crestview Parties are entitled to designate two nominees for election to the Board at an annual meeting of shareholders by all holders entitled to vote in the election of directors for so long as the Crestview Parties have, in the aggregate, record and beneficial ownership of at least 67% of the Initial Share Ownership. Thereafter, the Crestview Parties are entitled to designate one director nominee for election to the Board at an annual meeting of shareholders by all holders entitled to vote in the election of directors and appoint one non-voting Board observer for so long as they have, in the aggregate, record and beneficial ownership of at least 33% of the Initial Share Ownership.

Communication With Our Board

Interested parties may communicate directly with non-management directors, including the Chairman of the Board, in writing at the following address: Pursuit Attractions and Hospitality, Inc., 1401 17th Street, Suite 1400, Denver, Colorado 80202, Attention: Office of the Corporate Secretary. We promptly deliver all appropriate communications addressed to the Chairman or the non-management directors.

Related Person Transactions

Our Board has adopted written policies and procedures for reviewing and approving related person transactions. Whenever practical, the Corporate Governance and Nominating Committee must preapprove a related person transaction, otherwise the Corporate Governance and Nominating Committee must promptly ratify it. If ratification is not forthcoming, Management, or the Board as applicable, must make reasonable efforts to cancel or annul the transaction. The Corporate Governance and Nominating Committee Chair may approve a related person transaction when it is not practicable or desirable to wait until the next Corporate Governance and Nominating Committee meeting for approval. In those instances, the Chair will report any approval at the next meeting. The Corporate Governance and Nominating Committee annually reviews any existing related person transactions with the General Counsel to ensure compliance with understandings and commitments made at the time they were approved.

There have been no related person transactions since January 1, 2024.

Human Resources Committee Interlocks and Insider Participation

None of the members of the Human Resources Committee are or have been a Pursuit officer or employee. We are not aware of any interlocking relationships between any member of our Board or the Human Resources Committee and any member of the board of directors or compensation committee of any other company during 2024 that would require disclosure under the applicable securities rules or regulations.

Pursuit 2025 PROXY STATEMENT | 25

Director Compensation

Each non-employee director receives compensation for service on our Board and any of its committees. Directors who are also Pursuit officers or employees receive no special or additional remuneration for service on the Board nor do they serve on any Board committees. Mr. Barry is the only officer-director currently serving on our Board, and Mr. Barry and Steven W. Moster, former President and Chief Executive Officer, were the only officer-directors serving on the Board during 2024. Our directors are subject to the stock ownership guidelines described in the “Stock Ownership Guidelines” subsection of the CD&A section of this Proxy Statement. The Corporate Governance and Nominating Committee regularly reviews the Company’s director compensation program to ensure that it remains competitive in order to retain and attract highly qualified candidates to serve on our Board.

This table shows the components of our non-employee directors’ annual compensation for their Board service during 2024.

Compensation Components (Annual)	TOTAL ($)

Annual Retainer	65,000	[1]

Audit Committee Chair Retainer	25,000	[1,2]

Corporate Governance and Nominating Committee Chair Retainer	15,000	[1,2]

Human Resources Committee Chair Retainer	20,000	[1,2]

Independent Chairman Retainer	100,000	[1,2]

Committee Member Retainers

• Audit	25,000	[1]

• Human Resources	20,000	[1]

• Corporate Governance & Nominating	15,000	[1]

Per Meeting Fee for each Board meeting beyond 8 meetings	1,500

Annual Restricted Stock Unit (RSU) Grant	125,000	[3]

1.
All cash retainers are paid quarterly in arrears.
2.
Committee chairs receive both the retainer for serving as chair and the retainer for their service as a member of such committee.
3.
The annual RSU grant is approved each February and vests in full one year from the date of grant. Upon termination, directors who meet certain criteria will receive full vesting of the award.

26 | Pursuit 2025 PROXY STATEMENT

DIRECTOR COMPENSATION

The following table shows 2024 non-employee directors’ compensation:

Name	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(g)	(h)

Ms. Bright[2,3]	40,000	68,492	—	108,492

Ms. Carmichael	100,000	125,013	—	225,013

Mr. Cassidy[3]	85,000	125,013	—	210,013

Ms. Coll	100,000	125,013	—	225,013

Mr. Dozer[4]	210,000	125,013	—	335,013

Ms. Henkels	130,000	125,013	—	255,013

Mr. LaValley[2,3]	40,000	125,013	—	165,013

Edward E. Mace[4]	130,000	125,013	—	255,013

Mr. Schechter	120,000	125,013	—	245,013

1.
In 2024, in accordance with our director compensation policy, each of the non-employee directors serving as of March 1, 2024 received 3,376 RSUs with a grant date fair value of $37.03 per unit, effective as of the grant date of March 1, 2024. If a non-employee director takes office after the customary February RSU grant, the new director’s RSU grant is pro-rated based on the date of election. As described in footnote 2 below, Ms. Bright’s service as director commenced on August 12, 2024 and she received a pro-rated grant of 2,162 RSUs with a grant date fair value of $32.68 per unit, effective as of the grant date of August 16, 2024. As of December 31, 2024, each of our then-serving non-employee directors held 3,376 RSUs (except Ms. Bright who held 2,162 RSUs) that had not yet vested (as noted below, Mr. Cassidy held his unvested RSUs on behalf of Crestview Advisors, L.L.C.). The grant date fair value of the RSU awards was determined in accordance with FASB ASC 718. See Note 3, “Share-Based Compensation,” to the consolidated financial statements included in our 2024 Annual Report on Form 10-K for the assumptions made in determining these values.
2.
On July 17, 2024, the Crestview Parties notified the Board of their intent to remove Patrick T. LaValley as a preferred director. On August 12, 2024, the Crestview Parties appointed Ms. Bright to serve as a preferred director and fill the vacancy created by Mr. LaValley’s departure. Ms. Bright received a pro-rated grant of 2,162 RSUs on August 16, 2024.
3.
The stock awards reported in this table for Messrs. Cassidy and LaValley represent RSUs the individuals hold or held on behalf of Crestview Advisors, L.L.C. in respect of their respective service as non-employee directors.
4.
Effective as of December 31, 2024, Messrs. Dozer and Mace resigned from the Board.

Pursuit 2025 PROXY STATEMENT | 27

Stock Ownership Information

The following table shows the amount of Pursuit common stock beneficially owned at March 25, 2025, unless otherwise noted, by our 5% or greater shareholders and by our named executive officers, directors and executive officers and directors as a group. We have determined beneficial ownership in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. To our knowledge, none of the common stock owned by these individuals is subject to any pledge. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown, other than property rights of spouses.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that are exercisable as of March 25, 2025, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Additionally, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock underlying RSU awards that will vest and convert into common stock within 60 days after March 25, 2025, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

28 | Pursuit 2025 PROXY STATEMENT

STOCK OWNERSHIP INFORMATION

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Pursuit Attractions and Hospitality, Inc., 1401 17th Street, Suite 1400, Denver, Colorado 80202.

Name	Number of Shares Beneficially Owned[1]	Percent of Shares Beneficially Owned[1]

5% Holders

Crestview Partners IV GP, L.P. and affiliated entities 590 Madison Avenue, 42nd Floor, New York, NY 10022	6,693,327 [2]	21.2%

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	3,307,002 [3]	11.7%

River Road Asset Management, LLC 462 S. 4th St., Ste. 2000, Louisville, KY 40202	1,830,472 [4]	6.5%

Victory Capital Management Inc. 15935 La Cantera Parkway, San Antonio, TX 78256	1,761,775 [5]	6.2%

Directors [6,7]

Jill H. Bright	2,162	*

Beverly K. Carmichael	12,037	*

Brian P. Cassidy [8]	-	*

Denise M. Coll	15,913	*

Virginia L. Henkels	21,094	*

Joshua E. Schechter	52,699	*

Named Executive Officers [6,7]

David W. Barry	77,374	*

Ellen M. Ingersoll [9]	195,627	*

Leslie Striedel	17,925	*

Steven W. Moster [10]	427,414	1.5%

Derek P. Linde [11]	128,473	*

Jeffrey A. Stelmach [11]	39,499	*

All Executive Officers and Directors as a Group (11 persons total)	200,598	*

* Less than 1%.

1.
Based on 28,199,647 shares of our common stock outstanding on March 25, 2025.
2.
This information is based on a filing by the Crestview Parties on December 31, 2024, with the SEC, on Schedule 13D/A reporting ownership as of December 31, 2024. Crestview Partners IV GP, L.P. (“Crestview GP”), as the general partner of the private investment funds that are members of the Crestview Parties, had shared voting and dispositive power over 6,693,327 shares of common stock, (ii) Crestview IV VC TE Holdings, LLC had shared voting and dispositive power over 215,214 shares of common stock, (iii) Crestview IV VC Holdings, L.P. had shared voting and dispositive power over 6,264,355 shares of common stock, (iv) Crestview IV VC CI Holdings, L.P. had shared voting and dispositive power over 194,665 shares of common stock and (v) Crestview Advisors, L.L.C. (“Crestview Advisors”) had shared voting and dispositive power over 19,093 shares of common stock. The shares beneficially owned by Crestview Advisors includes shares underlying vested RSUs awarded to Brian P. Cassidy and former preferred directors appointed by the Crestview Parties that have assigned their right, title and interest in RSUs granted to them in connection with their service as director to Crestview Advisors.
3.
The information is based on a filing by BlackRock, Inc. on January 22, 2024, with the SEC, on Schedule 13G/A. The firm’s filing reported that, as of December 31, 2023, it and its affiliated companies in the aggregate have sole voting power over 3,271,609 shares of common stock and sole dispositive power over 3,307,002 shares of common stock.
4.
The information is based on a filing by River Road Asset Management, LLC on January 30, 2024, with the SEC, on Schedule 13G/A. The firm’s filing reported that, as of December 31, 2023, it has sole voting power over 1,738,587 shares of common stock and sole dispositive power over 1,830,472 shares of common stock.

Pursuit 2025 PROXY STATEMENT | 29

STOCK OWNERSHIP INFORMATION

5.
The information is based on a filing by Victory Capital Management Inc. on January 27, 2025, with the SEC, on Schedule 13G/A. The firm’s filing reported that, as of December 31, 2024, it has sole voting power over 1,751,375 shares of common stock and sole dispositive power over 1,761,775 shares of common stock.
6.
Includes, for Ms. Henkels, 21,094 shares of common stock owned by the Henkels Family Living Trust, for which Ms. Henkels has sole voting and investment power; for Ms. Ingersoll, 121,290 shares of common stock owned by the Ellen M. Ingersoll Family Trust, for which Ms. Ingersoll has sole voting and investment power; for Mr. Moster, 127,030 shares of common stock owned by The Moster Family Trust, for which Mr. Moster has shared voting and investment power; and for Mr. Linde, 13,048 shares of common stock owned by the Derek and Laura Linde Family Trust, for which Mr. Linde has shared voting and investment power.
7.
Includes the following vested non-qualified stock options: 62,265 for Ms. Ingersoll, 238,317 for Mr. Moster, 104,184 for Mr. Linde and 21,212 for Mr. Stelmach. Does not include the following unvested RSUs: 3,149 for Ms. Bright, Ms. Carmichael, Ms. Coll, Ms. Henkels, and Mr. Schechter; 3,618 for Ms. Ingersoll; 32,847 for Mr. Moster; 32,551 for Mr. Barry; and 11,328 for Ms. Striedel.
8.
Per footnote 2, Mr. Cassidy has assigned all rights, title and interest in the shares issued on conversion of equity awards granted to them to Crestview Advisors.
9.
Effective March 17, 2025, Ms. Ingersoll ceased to be a Section 16 reporting person. The information regarding her beneficial ownership is as of March 17, 2025, and includes 4,500 RSUs that were unvested as of such date, but that would otherwise have vested, within 60 days of March 17, 2025. Such RSUs represent the prorated portion of the unvested RSUs that vested upon her departure from her role as advisor to the Company on March 31, 2025, based on the time she was in service with the Company from the relevant grant date through her departure date.
10.
Effective December 31, 2024, Mr. Moster ceased to be a Section 16 reporting person. The information regarding his beneficial ownership is as of December 31, 2024, and includes 49,495 non-qualified stock options and 33,701 RSUs that were unvested as of such date, but that would otherwise have vested within 60 days of December 31, 2024. Such non-qualified stock options and RSUs continued to vest in the ordinary course while Mr. Moster continued to serve as an advisor to the Company through March 1, 2025.
11.
Effective December 31, 2024, Messrs. Linde and Stelmach ceased to be Section 16 reporting persons. The information regarding their beneficial ownership is as of December 31, 2024, and reflects accelerated vesting of all of their respective outstanding non-qualified stock options and prorated vesting of RSUs that were granted to Messrs. Linde and Stelmach before 2024, which vested upon their departure on December 31, 2024 based on the time they were in service with the Company from the relevant grant date through December 31, 2024.

30 | Pursuit 2025 PROXY STATEMENT

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC reports showing initial ownership of and changes in ownership of the Company’s common stock and other registered equity securities. Based solely upon our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal year 2024, the Company believes that its directors and executive officers and persons who own more than 10% of a registered class of its equity securities have complied with all applicable Section 16(a) filing requirements for fiscal year 2024, except for the following: one Form 4 for Denise Coll reporting one transaction was not filed on a timely basis due to an administrative oversight.

Pursuit 2025 PROXY STATEMENT | 31

Human Resources Committee Report

The Human Resources Committee has reviewed and discussed with Management the Compensation Discussion and Analysis included in this Proxy Statement. Based on the review and discussions, the Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025.

Human Resources Committee

Jill H. Bright, Chair

Beverly K. Carmichael

Brian P. Cassidy

Denise M. Coll

32 | Pursuit 2025 PROXY STATEMENT

Compensation Discussion and Analysis

This CD&A explains our NEOs’ 2024 compensation program, and how it is linked to our 2024 performance and strategic objectives. Our 2024 NEOs were:

David W. Barry	President and Chief Executive Officer; Former President of Pursuit
Ellen M. Ingersoll	Former Chief Financial Officer
Leslie S. Striedel	Chief Accounting Officer
Steven W. Moster	Former President and Chief Executive Officer
Derek P. Linde	Former Chief Operating Officer and President of GES (Legacy Viad)
Jeffrey A. Stelmach	Former President of Spiro (Legacy Viad)

As previously disclosed and as described in greater detail in this CD&A under the heading “Other Compensation Actions,” the following management changes became effective or were announced in connection with the closing of the sale of our GES business (the “Transaction”) on December 31, 2024 (the “Closing Date”):

•
Effective as of the Closing Date, Mr. Barry succeeded Mr. Moster as the Company’s President and Chief Executive Officer, following which Mr. Moster continued to serve as an advisor to the Company until March 1, 2025.
•
Messrs. Linde and Stelmach stepped down from their roles with the Legacy Viad organization, effective as of the Closing Date.
•
Effective March 17, 2025, Michael “Bo” Heitz succeeded Ms. Ingersoll as the Company’s Chief Financial Officer.
•
Effective June 30, 2025, Ms. Striedel will cease serving as the Company’s Chief Accounting Officer.

Executive Summary

2024 Business Summary & Performance

We are a global attractions and hospitality company that owns and operates a collection of inspiring and unforgettable travel experiences in iconic destinations. Our mission is to connect guests and staff to iconic places through unforgettable inspiring experiences. From world-class attractions, distinctive hotels, and engaging tours in stunning national parks and renowned global travel locations, our elevated attraction and hospitality experiences enable visitors to discover and connect with these iconic destinations. With a strategic direction to build an expanding portfolio of extraordinary experiences, we remain focused on refreshing, improving, and growing our collection in outstanding places around the globe.

On December 31, 2024, we completed the divestiture of GES to transform into a standalone attractions and hospitality company with a singular focus on delivering unforgettable experiences in iconic destinations. We changed our corporate name from Viad (“Legacy Viad”) to Pursuit Attractions and Hospitality, Inc. and began trading under a new NYSE common stock ticker, PRSU, on January 2, 2025.

With both the Legacy Pursuit Segment (as defined below) and GES performing at high levels, 2024 was an optimal time to separate the two businesses and create a standalone publicly traded Pursuit with a singular strategic focus and strong balance sheet optimized to accelerate our Refresh, Build, Buy growth strategy.

Pursuit 2025 PROXY STATEMENT | 33

COMPENSATION DISCUSSION AND ANALYSIS

Prior to the sale of GES, Legacy Viad operated through three reportable business segments: Pursuit (for purposes of this CD&A and in light of the Company’s name change in connection with the Transaction, this historical business segment is referred to as the “Legacy Pursuit Segment”), Spiro, and GES Exhibitions. Spiro and GES Exhibitions comprised the GES business.

•
The Legacy Pursuit Segment comprises a collection of inspiring and unforgettable travel experiences in iconic destinations that include sightseeing attractions, distinctive hotels and lodges, and integrated food and beverage, retail, sightseeing, and ground transportation services.
•
Spiro is an experiential marketing agency that partners with leading brands around the world to manage and elevate their global experiential marketing activities.
•
GES Exhibitions is a global exhibition services company that partners with leading exhibition and conference organizers as a full-service provider of strategic and logistics solutions to manage the complexity of their shows.

During 2024, the Legacy Pursuit Segment delivered solid financial performance and strategic execution, including opening a new world-class Flyover attraction and expanding the experience at Sky Lagoon, completing three strategic tuck-in acquisitions, and responding to the Jasper wildfire. Despite the wildfire impact, which resulted in temporary closures of Jasper National Park and our businesses within the park, the Legacy Pursuit Segment delivered year-over-year revenue growth in 2024 with strong demand for our attractions and hospitality properties outside of Jasper. The Legacy Pursuit segment also continued to maintain a strong pipeline of investment opportunities to fuel accelerated growth through our Refresh, Build, Buy strategy.

GES also delivered strong performance during 2024 with revenue growth of 12% and adjusted EBITDA growth of 34%. We continued to realize the benefits of the lower-cost operating model established during the COVID-19 pandemic, which positioned the business to capitalize on a strong non-annual show schedule in 2024. The Spiro segment continued to expand its client roster and sell additional services to existing clients, while GES Exhibitions benefitted from increasing show sizes, and continued to grow through disciplined pricing and compelling exhibitor offerings.

Across the Legacy Viad organization, we continued to attract and develop top-tier talent and strengthen our employee engagement and retention efforts. Our NEOs and team members performed at a very high level during 2024 to deliver strong financial performance and execution against key business objectives while also preparing for and supporting the strategic sale of GES and the launch of Pursuit as a standalone public company.

Overview of Key Compensation Decisions

The Human Resources Committee designed our executive compensation program to align the interests of our executive officers with those of our shareholders, and it is guided by a “pay for performance” philosophy.

Our pay for performance philosophy is the foundation of the design and management of our executive compensation program. Our overarching objective is to attract, motivate, and retain executives who will deliver long-term shareholder value. We believe that our executive compensation program is an important component of our success, which provides strong links to both Company and individual performance.

34 | Pursuit 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation program proved effective as our executive team led the Company through a transformative divestiture while also delivering strong financial performance and advancing key strategic business objectives that are aligned with creating long-term shareholder value. Our Human Resources Committee made the following NEO compensation decisions in 2024:

•
Base Salaries: All NEOs, other than Mr. Barry, received base salary increases in 2024 ranging from approximately 3.8% to 4.1% in consideration of their overall performance and market comparisons. Mr. Barry elected to take his cost-of-living increase in the form of stock as part of his long-term equity incentive, and his base salary remained at its 2022 and 2023 level.
•
Short-Term Incentives: Our Human Resources Committee continued utilizing both financial performance objectives and strategic objectives in determining performance and resulting payments under our 2024 Management Incentive Plan (“MIP”). The 2024 MIP was weighted 80% toward financial performance measures and 20% toward strategic objectives. Our actual performance against the financial and strategic performance objectives under the 2024 MIP resulted in weighted annual incentive payouts of 67.9% of target for Mr. Barry and 97.1% of target for Ms. Ingersoll, Ms. Striedel, and Mr. Moster. See “Short-Term (Annual) Incentives” below for more details.
•
Long-Term Incentives: Our Human Resources Committee continued utilizing performance stock units (“PSUs”) in the long-term incentive (“LTI”) program for our NEOs. The PSUs represented approximately 70% of the overall 2024 LTI grants to our NEOs, and will only vest and become payable based on Pursuit’s relative total shareholder return (“TSR”) performance against constituents within the Russell 2000 index over a 3-year period from 2024 – 2026, as described below:

Relative TSR Performance – Russell 2000 Index	Achievement Percentage of the Relative TSR Performance Goal

75th percentile or above	200%
55th percentile	100%
25th percentile	50%
Below 25th percentile	0%

We believe this compensation structure provides energizing incentives to our NEOs, and aligns with long-term shareholder value creation. Other aspects of our executive compensation program are discussed in greater detail below in this CD&A.

The Human Resources Committee believes that our executive compensation program recognizes the ongoing effort and contributions made by our NEOs to lead Pursuit’s strategic growth. The program is also designed to drive long-term value creation while simultaneously protecting shareholder value in the face of market volatility. As discussed in more detail herein, we believe our overall compensation program aligns executive pay with Company performance that will drive value creation on behalf of our shareholders to the maximum extent possible under our current circumstances.

Accordingly, the Board recommends that shareholders approve, in an advisory vote, our NEOs’ compensation as set forth in this CD&A.

Pursuit 2025 PROXY STATEMENT | 35

COMPENSATION DISCUSSION AND ANALYSIS

Pay For Performance Philosophy

We actively pursue a pay for performance philosophy. We design our incentive goals to drive financial performance and to enhance shareholder value, aligning the financial interests of our NEOs, other executive officers, and key management employees with our shareholders’ financial interests. Consistent with our philosophy, we designed our executive compensation program to accomplish the following core objectives:

•
Encourage Shareholder Value Creation. Our executive compensation program is designed to motivate executives and key management employees to achieve our short- and long-term operating and financial goals, with the ultimate objective of enhancing shareholder value.
•
Attract, Motivate, and Retain Top Executives. We believe that it is critical to our success to attract, motivate, and retain talented management employees. A strong and stable management team is better positioned to provide effective leadership and to deliver results consistent with shareholders’ interests.
•
Promote Accountability and Strategic Decision-Making. Our executive compensation program encourages our NEOs, other executive officers, and key management employees to consider the risks associated with decisions that may affect our business performance. Our compensation program is designed to ensure that these constituent groups participate in the risks and rewards associated with our financial performance and ownership of Pursuit common stock.
•
Promote Balanced Risk-Taking and Ethical Behavior. Integrity is a core value we reinforce through our executive compensation program. It includes clawback provisions for short- and long-term incentive awards that are triggered if an NEO or other executive officer engages in conduct detrimental to our interests or contrary to our ethical standards. We believe that these measures promote balanced risk-taking and ethical behavior, which ultimately protects shareholder value.

We are confident that our overall NEO compensation program is consistent with our pay for performance philosophy. Specifically, we believe that the incentive objectives set by our Human Resources Committee encourage shareholder value creation through directly incentivizing stock price appreciation. We also believe these actions will enable us to motivate and retain a strong and stable management team of talented leaders who are incentivized to deliver results consistent with shareholders’ interests in 2025 and beyond.

Target Pay Mix

Our executive compensation program comprises a mix of fixed and variable pay components, and the charts below demonstrate our commitment to placing pay at risk. For 2024, approximately 83% of the target compensation for Mr. Moster, who served as our CEO for the entire 2024 fiscal year, was at-risk and linked to performance. Base salary comprised a relatively small portion of Mr. Moster’s 2024 compensation and was the only pay component not tied to performance:

Components of 2024 Compensation As a Percentage (%) of Target Total Direct Compensation[1]
Name	Base Salary (%)	Target Short-Term (Annual) Incentives (%)	Target Long-Term Incentives(%)[2]

David W. Barry	20%	13%	67%
Ellen M. Ingersoll	30%	18%	52%
Leslie S. Striedel	51%	21%	28%
Steven W. Moster	18%	18%	65%
Derek P. Linde	37%	20%	44%
Jeffrey A. Stelmach	38%	21%	41%

1.
Percentages in this table may not foot due to rounding.
2.
The percentage calculation for this column is based on the estimated grant date fair value for long-term incentives as of the award date.

36 | Pursuit 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Our Corporate Governance Best Practices

During 2024, the Human Resources Committee continued to follow compensation practices that emphasize the alignment of management’s interests with those of our shareholders. We continue to adhere to the following corporate governance practices, which are discussed in more detail throughout this Proxy Statement.

What We Do	What We Do Not Do
•
Pay for Performance: We tie our short- and long-term incentives directly to our financial and stock performance.
•
Pay Mix: Place a significant portion of pay at risk.
•
Stock Ownership Guidelines: The stock ownership minimum for our CEO is five times base salary, and the minimum for direct reports to our CEO is three times base salary.
•
Stock Retention Policy / Restricted Stock Holding Periods: An NEO or other executive officer may not sell vested restricted stock unless and until such NEO or other executive officer has met our stock ownership guidelines.
•
Minimum Service Requirement: NEOs and other executives forfeit any unvested long-term incentive awards if termination occurs within 12 months of the award date. After 12 months, awards may be earned on a pro rata basis.
•
Clawback and Compensation Recoupment Policies: We can recoup compensation awards paid to NEOs and other executive officers who engage in certain acts detrimental to our interests. We have also adopted a recoupment policy in compliance with SEC rules.
•
Balance of Short- and Long-Term Incentives: Our short- and long-term incentive programs incorporate financial performance goals that are designed to drive both annual financial performance and long-term shareholder value.

•
No Tax Gross-Ups: Our NEOs do not receive tax gross-ups.
•
No Hedging or Pledging: Our NEOs, other executive officers, and directors may neither hedge Pursuit common stock nor pledge Pursuit common stock as collateral for a loan.
•
No “Single-Trigger” Change in Control Severance Arrangements: No NEOs will receive severance payments or severance benefits based solely on a change in control.
•
No NEO Employment Agreements: Neither our CEO nor any other NEO has an employment agreement.
•
No Change in Control Excise Tax Gross-Ups: No NEOs will receive any excise tax gross-up payments in the event of a change in control.
•
No Plans that Encourage Excessive Risk Taking: No compensation programs that encourage unreasonable risk taking will be implemented.

Pursuit 2025 PROXY STATEMENT | 37

COMPENSATION DISCUSSION AND ANALYSIS

Shareholder Engagement & Advisory Vote On Executive Compensation

We consider our shareholders’ perspectives on all aspects of our business, including executive compensation. Our shareholder outreach includes direct conversation with investors, and attendance at investor conferences, to gather shareholder input on a wide range of topics, including the alignment of our executive team on achieving sustained, long-term performance and shareholder value creation. We ensure that at least one director is available for consultation and direct communication with shareholders, as appropriate. The Human Resources Committee and management are firmly committed to strengthening our pay-for-performance alignment and continuously assess the overall architecture of our executive compensation program.

The Human Resources Committee reviews the results of the annual shareholder advisory votes on NEO compensation and utilizes those results as one of the many factors considered in connection with the discharge of its responsibilities. Because a substantial majority (approximately 95%) of shareholders voting at the 2024 annual meeting of shareholders approved the compensation program described in our 2024 proxy statement, the Human Resources Committee did not implement changes to our executive compensation program as a direct result of the shareholder advisory vote.

Compensation Components

Our 2024 executive compensation program included the following components and objectives (each of which is discussed in more detail below):

Component	Type	Objectives
Base Salary	Fixed	• Attract and retain executives • Provide a competitive base salary for level of responsibility
Short-Term (Annual) Incentives	Variable	• Align executive pay with our annual operating results and strategic execution • Promote accountability for decision-making
Long-Term Incentives	Variable
•
Align executive and shareholder goals by linking executive compensation to stock price over an extended period
•
Encourage a longer-term view of our performance
•
Reward achievement of long-term company performance goals
•
Retain key executives

Perquisites and Other Personal Benefits	Fixed	• Promote personal health and well-being of our executive officers
Retirement Income and Savings Plans	Fixed	• Attract and retain executives • Provide competitive capital accumulation plans
Post-Termination Compensation and Benefits	Fixed	• Attract and retain executives • Promote equitable separations between Pursuit and our executives

38 | Pursuit 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

Base salaries represent a fixed portion of the executive compensation package. Our Human Resources Committee reviews executive base salaries annually and considers, among other factors, the executive’s base salary relative to executives in comparable roles with companies in our comparator group and other companies of comparable size. We describe this more fully in the CD&A subsection “Competitive Analysis and Resources”.

Full-year 2024 base salaries for all NEOs, other than Mr. Barry, were adjusted from 2023 to reflect cost-of-living increases. Mr. Barry elected to take his cost-of-living increase in the form of stock as part of his long-term equity incentive, and his base salary remained at its 2023 level.

The resulting base salaries for our NEOs as of December 31, 2023, and 2024 are set forth in the table below:

Name	2023 Salary	2024 Salary	% Increase

David W. Barry	$600,000	$600,000	—
Ellen M. Ingersoll	$474,600	$493,000	3.9%
Leslie S. Striedel	$351,750	$365,000	3.8%
Steven W. Moster	$927,000	$965,000	4.1%
Derek P. Linde	$525,000	$546,000	4.0%
Jeffrey A. Stelmach	$450,000	$468,000	4.0%

Short-Term (Annual) Incentives

Our Management Incentive Plan, or MIP, is an annual, cash-based incentive program. The Human Resources Committee approves the performance measures, as well as Threshold, Target, and Maximum financial performance levels for each measure. The Threshold financial performance level is the minimum financial performance level required for any MIP payout on the financial component, while the Maximum represents the financial performance level at which the maximum financial incentive payout may be achieved. The financial performance targets are established considering both the prior fiscal year’s operating results and current fiscal year projections, as well as the macroeconomic environment. The strategic objectives are established on an annual basis to align with the Company’s long-term strategy to create shareholder value.

The Human Resources Committee selected EBITDA, EBITDA Margin (each as defined below), and strategic objectives as the performance measures for the 2024 MIP. EBITDA and EBITDA Margin were chosen because they are highly visible and important measures of the Company’s financial performance that are relied upon by investors. The addition of EBITDA Margin to the MIP for 2024 was intended to incentivize continued margin recovery at the Legacy Pursuit Segment and further improvements at GES. The Human Resources Committee also developed strategic objectives to ensure that our NEOs continued to pursue important objectives in furtherance of Company growth and alignment with the Company’s strategy to create long-term shareholder value.

The Human Resources Committee receives periodic reports from the management team to assess achievement against both the financial and strategic objectives. Following the conclusion of the fiscal year, the Human Resources Committee reviews the Company’s performance under each measure against the pre-established targets. Based on this review and a qualitative assessment of the Company’s performance, the Human Resources Committee may approve payouts as calculated under the MIP or, considering various factors it deems appropriate, reduce the calculated payout, which may include determining that no payout is warranted under the plan.

Pursuit 2025 PROXY STATEMENT | 39

COMPENSATION DISCUSSION AND ANALYSIS

The performance measures and relative weightings for the 2024 MIP were weighted as follows:

•
60% based on EBITDA results;
•
20% based on EBITDA Margin results; and
•
20% based on strategic objectives.

The components of each NEO’s 2024 MIP opportunity were based, as applicable, on Legacy Viad performance (Ms. Ingersoll, Ms. Striedel, and Mr. Moster), the Legacy Pursuit Segment performance (Mr. Barry), and Spiro performance (Mr. Stelmach). Mr. Linde’s 2024 MIP opportunity was based 100% on Legacy Viad performance through his appointment as GES President on June 3, 2024, at which time his opportunity became weighted 80% toward GES performance and 20% toward Legacy Viad performance.

For 2024, achievement of the financial objectives at Threshold earned a payout at 50% of the applicable performance goal’s weighted target payout percentage. Achievement at Target for financial objectives earned a payout at 100% for that component, and achievement of the financial objectives at Maximum earned a payout at 200% (the maximum achievement level or “cap”) for the financial component of 2024 MIP. For each financial performance goal, the payout percentage was interpolated on a linear basis for performance between Threshold and Target, or between Target and Maximum. The 2024 MIP design had a funding floor for strategic objectives such that no payout for the strategic objective goals could be earned unless Threshold financial performance levels were achieved.

In March 2024, the Human Resources Committee established 2024 MIP financial targets, and in February 2025, the Human Resources Committee certified actual performance against the financial targets, in each case as shown below:

		Target Financial Achievement Levels[1]
	Financial Goals[2]	Threshold	Target	Maximum	Actual Results	Achievement %

	EBITDA	$175.7	$197.0	$221.6	$198.1	104.6%
Legacy Viad	EBITDA Margin				*	71.7%*
Legacy Pursuit	EBITDA	$99.9	$111.0	$122.1	$106.4	79.3%
Segment	EBITDA Margin	28.0%	30.0%	32.0%	26.2%	0.0%
	EBITDA	$26.7	$29.4	$33.8	$35.8	200%
Spiro	EBITDA Margin	8.8%	9.3%	10.8%	11.5%	200%
	EBITDA	$75.6	$85.9	$99.3	$91.3	140.5%
GES	EBITDA Margin	7.95%	8.6%	9.75%	9.1%	143.5%

1.
All dollar amounts are shown in millions of U.S. dollars ($) unless indicated as a percentage (%). For purposes of evaluating achievement, we converted the financial results to U.S. dollars at the same fixed exchange rates used when establishing the target achievement levels to eliminate any benefit or detriment related to exchange rate variances. The exchange rates used were as follows: Canadian dollar (0.75 to 1), British pound (1.27 to 1), Euro (1.10 to 1), and Icelandic Krona (0.0073 to 1).
2.
EBITDA is a non-GAAP financial measure and means earnings from continuing operations before interest expense and interest income, income taxes, depreciation, amortization, restructuring charges, impairment losses and recoveries, and income/loss attributable to non-controlling and redeemable non-controlling interests. The EBITDA performance goals exclude specific items that are identified at the beginning of the plan cycle, certain items that are of a non-operating nature, and other items for which Management does not want to create an incentive. These items include acquisition and divestiture transaction-related and integration expenses, attraction start-up costs, the results of any acquisitions that were not contemplated in the plan, and certain other specified items, including a normalization for the impact of the Jasper fire.

EBITDA Margin is a non-GAAP measure representing the percentage derived from dividing EBITDA, as described above, by revenue, as similarly adjusted where applicable (e.g., translation of foreign revenue at the same fixed exchange rates used when establishing the targets, exclusion of revenue from any acquisitions that were not contemplated in the plan, and normalization for the impact of the Jasper fire).

* The EBITDA Margin achievement for Legacy Viad is based on equally weighting the EBITDA Margin achievement percentages for the Legacy Pursuit Segment (0%) and GES Consolidated (143.5%).

40 | Pursuit 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

As noted above, strategic objectives for the 2024 MIP were established and approved by the Human Resources Committee for Legacy Viad and its operating businesses, including Spiro, GES and the Legacy Pursuit Segment. The strategic objectives component of the 2024 MIP could be earned at up to 125% of that component’s weight, and actual payouts could scale with over-achievement of financial targets. The applicable strategic objectives for our NEOs in 2024 were set as follows, and at its meeting in February 2025, our Human Resources Committee reviewed achievement towards specific measures and goals set for our NEOs towards each strategic objective and further discussed the performance of each NEO towards their assigned objectives. As a result of those discussions, our Human Resources Committee determined strategic objective achievement levels as set forth below:

Business	Strategic Objectives	NEO - Achievement %
Legacy Viad	• Attract, develop, and retain top-tier talent • Strengthen core businesses • Smart allocation of capital • Maximize shareholder value	• Ingersoll – 100% • Striedel – 100% • Moster – 100% • Linde – N/A1,2
Legacy Pursuit Segment	• Drive performance across all business • Improve margin • Winning the war for talent	• Barry - 100%
Spiro	• Continued Spiro evolution • Revenue & EBITDA growth • Spiro integration & efficiency • Talent acquisition & retention	• Stelmach – N/A2
GES	• People & technology investment • Service model simplification • Enhance execution levels • Customer loyalty • Free cash flow	• Linde – N/A1,2

1.
The strategic objectives component of the 2024 MIP for Mr. Linde was (a) 100% based on Legacy Viad performance for the portion of 2024 through his appointment as GES President on June 3, 2024, and (b) 80% based on GES performance and 20% based on Legacy Viad performance from June 3, 2024 through the end of 2024.
2.
The buyer in the Transaction assumed all accrued liabilities with respect to Messrs. Linde and Stelmach’s participation in the 2024 MIP, and as such, they were not entitled to any payouts under the 2024 MIP from the Company.

The formula for calculating an award under our 2024 MIP is:

Pursuit 2025 PROXY STATEMENT | 41

COMPENSATION DISCUSSION AND ANALYSIS

Accordingly, based on achievement levels for financial and strategic objectives approved by our Human Resources Committee and described above, incentive target opportunities for our NEOs in 2024 (expressed as a percentage of base salary) and actual payouts under the 2024 MIP were as follows:

Name	Target (%)	Weighted Achievement (%)	Actual ($)

David W. Barry	65.0%	67.9%	263,640
Ellen M. Ingersoll	60.0%	97.1%	284,800
Leslie S. Striedel	40.0%	97.1%	140,600
Steven W. Moster	100.0%	97.1%	937,000
Derek P. Linde[1]	55.0%	-	-
Jeffrey A. Stelmach[1]	55.0%	-	-

1.
The buyer in the Transaction assumed all accrued liabilities with respect to Messrs. Linde and Stelmach’s participation in the 2024 MIP, and as such, they were not entitled to any payouts under the 2024 MIP from the Company.

The Human Resources Committee believes that incentive decisions for 2024 MIP payments reflected the Company’s improvement in year-over-year financial performance and strategic execution, and are consistent with our pay for performance compensation philosophy.

Long-Term Incentives

2024 LTI Awards

In 2024, the Human Resources Committee granted performance-based LTI awards to the NEOs – utilizing restricted stock unit (“RSU”) awards comprising: 1) approximately 70% PSUs that would vest based on the Company’s relative TSR performance against constituents within the Russell 2000 Index (the “2024 PSUs”) between January 1, 2024, and December 31, 2026 (the “2024 PSU Performance Period”); and 2) approximately 30% time-based RSUs on a 3-year ratable vesting schedule. These awards are shown in the table below:

Name	2024 PSUs (at Target) (#)[1]	2024 RSUs (#)	2024 Total Target LTI Amount (in 000s)

David W. Barry	38,261	16,398	$2,024
Ellen M. Ingersoll	16,352	7,008	$865
Leslie S. Striedel	3,781	1,620	$200
Steven W. Moster	66,163	28,355	$3,500
Derek P. Linde[2]	12,287	5,266	$650
Jeffrey A. Stelmach[2]	9,452	4,051	$500

1.
Relative TSR is a goal measured by our performance relative to other Russell 2000 Index constituents. The Human Resources Committee selected the Russell 2000 Index for the relative TSR goal because it provides an appropriate comparator to measure how our stock price is performing relative to the stock prices of companies in the same stock market index and with similar market capitalizations. For the 2024 PSUs, TSR for the Company and each Russell 2000 Index constituent is based on: (a) the average closing stock price during the 20 consecutive trading days prior to and including December 31, 2023 (“Initial Stock Price”); (b) dividends paid between January 1, 2024, and December 31, 2026 (“Dividends Paid”); and (c) the average closing stock price during the 20 consecutive trading days prior to and including December 31, 2026 (“Ending Stock Price”). We calculate TSR for Pursuit and each Russell 2000 Index constituent as follows: (Ending Stock Price + Dividends Paid – Initial Stock Price) / Initial Stock Price.
2.
Messrs. Linde and Stelmach forfeited the PSUs and RSUs granted to them in 2024 in connection with their respective transitions as of the Closing Date.

As noted above, approximately 70% of the dollar figures set forth in the table above represent the target value attributable to the 2024 PSUs. The 2024 PSUs may be earned based on the Company’s relative TSR

42 | Pursuit 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

performance against other Russell 2000 Index constituents as of the end of the 2024 PSU Performance Period, as follows:

Relative TSR Performance – Russell 2000 Index	Achievement Percentage of the Relative TSR Performance Goal

75th percentile or above	200%
55th percentile	100%
25th percentile	50%
Below 25th percentile	0%

To the extent that the Company’s absolute TSR over the same period is negative, the number of 2024 PSUs earned will not exceed 100% of target, even if the Company’s relative TSR performance exceeds the 55th percentile.

We believe that the 2024 LTI awards to NEOs align with our pay for performance philosophy because the underlying performance-based units will scale in value only as the Company’s relative TSR compares favorably to other Russell 2000 Index companies and the value of the time-based units is tied directly to the value of our common stock.

The Human Resources Committee engaged with Korn Ferry, its independent compensation advisor since September 2023, for advice in connection with the design of the 2024 LTI program, specifically with respect to compensation trends for similarly impacted companies and to ensure alignment with shareholder interests to the maximum extent possible. The mix of performance- and time-based LTI equity awards selected for 2024 placed a heavy emphasis on Legacy Viad’s financial performance and provided an incentive for executives to enhance shareholder value over a multi-year period, as the ultimate value of each award will depend upon the value of our common stock at the time of vesting or end of the 2024 PSU Performance Period, as applicable.

Retention RSUs

On March 1, 2024, in consideration of Ms. Striedel’s involvement supporting the sale of the GES business and the Company’s transition to a standalone attractions and hospitality company, the Human Resources Committee approved a grant of 9,452 retention RSUs to Ms. Striedel (the “Retention RSU Award”), vesting 100% on March 1, 2026, generally subject to Ms. Striedel’s continued employment with the Company through such date. The vesting of the Retention RSU Award will accelerate in connection with Ms. Striedel’s transition in 2025 (as discussed below under the heading “CAO Transition Arrangement”) and may also accelerate under other circumstances, as described below under “Potential Payments upon Employment Termination or Change in Control.”

Vesting and Forfeiture of Stock Price PSUs

In 2021, Ms. Ingersoll and Mr. Moster received certain awards of stock price-based performance RSU (“Stock Price PSU”) awards, which could be earned based on the Company’s achievement of certain stock price thresholds and the recipient’s continued employment through a specified date. The first tranche (50%) of these awards, or 10,714 and 40,179 RSUs for Ms. Ingersoll and Mr. Moster, respectively, was earned based on performance in June 2021, when the 20-day average closing price of Company shares exceeded $46.11, and vested in full on December 31, 2024. The remaining 50% of these awards was forfeited because the 20-day average closing price of Company shares did not satisfy the $56.00 goal before December 31, 2024.

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COMPENSATION DISCUSSION AND ANALYSIS

Perquisites And Other Personal Benefits

We periodically review perquisites and other personal benefits that are part of each NEO’s total compensation package to ensure external competitiveness. In 2024, certain of our NEOs received an executive physical examination (ranging from approximately $4,500 to approximately $12,600 in value), and we provided a company-leased automobile to Mr. Moster (valued at $28,222). From time to time, we may also offer other perquisites to our NEOs.

Consistent with our policy, we do not make any tax gross-up payments for any NEO perquisites or personal benefits. Additional information on perquisites and other personal benefits provided in 2024 can be found in the “Summary Compensation Table” in the Executive Compensation section of this Proxy Statement.

Post-Employment Compensation

Certain termination events will trigger post-employment payments and benefits for our NEOs, including retirement, change in control severance, termination for cause, involuntary termination not for cause, and death or disability. These are discussed under “Potential Payments upon Employment Termination or Change in Control” in the Executive Compensation section of this Proxy Statement. Post-termination compensation provides for our executive officers’ short-term (termination or change in control) or long-term (retirement) security should their employment end. In the event of involuntary termination, post-termination compensation provides an interim financial resource to the executive during the transition from Pursuit employment.

Retirement Income and Savings Plans

In connection with the 2004 MoneyGram spin-off, MoneyGram became solely responsible for paying annual retirement benefits to all executives who participated in the MoneyGram Pension Plan and related SERP. As of the spin-off date, MoneyGram assumed all liability for pension benefits for employees participating in the MoneyGram Pension Plan and related SERP, including Ms. Ingersoll. In addition to the retirement benefits paid by MoneyGram under the MoneyGram Pension Plan and related SERP, Ms. Ingersoll also received retirement benefits from Pursuit under a Defined Contribution SERP, which the Company established in 2013 to replace the annual payment of lump-sum cash awards, including tax gross-ups, previously made to certain SERP participants. The lump-sum awards were instituted in 2005 in connection with the MoneyGram spin-off in 2004, at which time the credited service benefits for the MoneyGram SERP participants were frozen and were made solely in lieu of our accruing pension benefits for Ms. Ingersoll and other MoneyGram SERP participants. Ms. Ingersoll is the only NEO who participates in the Defined Contribution SERP, or the MoneyGram Pension Plan and related SERP.

All eligible U.S. employees may participate in the Pursuit Attractions and Hospitality, Inc. 401(k) plan (the “401(k) Plan”). In addition, Messrs. Barry, Moster, Linde, and Stelmach, and Ms. Ingersoll were eligible to participate in the Pursuit Attractions and Hospitality, Inc. supplemental 401(k) plan (the “Supplemental 401(k)”) in 2024, which provided for additional employee contributions over the annual limits set by the Internal Revenue Code of 1986, as amended (the “Code”) for the 401(k) Plan, plus company matching contributions on the same percentage as the 401(k) Plan.

The change in the value of the retirement plans during 2024 is included in the “Summary Compensation Table” in the Executive Compensation section of this Proxy Statement. Please refer to the “Pension Benefit Table” and “Potential Payments upon Employment Termination or Change in Control” in the Executive Compensation section of this Proxy Statement for further discussion of retirement benefits.

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COMPENSATION DISCUSSION AND ANALYSIS

Post-Termination Compensation and Benefits

Change in Control Severance

During 2024, all of our NEOs participated in our Executive Severance Plan (Tier I), which we adopted in 2013 (the “Executive Severance Plan”). Under the Executive Severance Plan, a participating NEO is eligible for severance benefits upon termination within 36 months following a change in control: (i) if we terminate the NEO’s employment without cause; or (ii) by the NEO’s voluntary termination for good reason, in each case, as those terms are defined in the Executive Severance Plan. The Executive Severance Plan does not contain a “modified single-trigger” provision or allow excise tax gross-ups in the event of a change in control. The purpose of the Executive Severance Plan is to ensure, in the event of a possible change in control, that the NEOs will be available (without concern for their personal financial situations) to perform their regular duties and to advise management and the Board as to whether the change in control proposal would be in our or our shareholders’ best interests. We may also call upon our NEOs to assist in the change in control implementation and transition, and to perform other appropriate actions. Severance benefits also provide an economic means for the NEOs to transition from Pursuit employment. Our CEO recommends individuals to participate in these plans and the Human Resources Committee then reviews and approves the participants. Upon a change in control, our short- and long-term incentive plans also provide for accelerated vesting of equity awards and payment of short-term incentive and PSUs, as discussed in “Potential Payments upon Employment Termination or Change in Control” in the Executive Compensation section of this Proxy Statement.

Severance Agreements and Policies

During 2024, Messrs. Barry, Moster and Linde each had a severance agreement in effect providing for a post-termination severance payment in the event we terminated any of them for any reason other than for cause, or if any of them voluntarily terminated his employment for good reason, in each case, as those terms are defined in the applicable severance agreement. Mr. Barry’s severance agreement was amended effective as of the Closing Date. Mr. Moster’s severance agreement was superseded by a transition agreement effective as of the Closing Date. Mr. Linde’s severance agreement was entered into in connection with his appointment as President of GES and became effective as of June 3, 2024. These arrangements are described under “Other Compensation Actions” below. We have a separate Executive Officer Pay Continuation Policy (the “Pay Continuation Policy”) that may apply to our NEOs in the event of certain involuntary, not-for-cause terminations. We discuss the severance agreements and other arrangements in “Potential Payments upon Employment Termination or Change in Control” in the Executive Compensation section of this Proxy Statement.

Other Compensation Actions

Linde Severance Agreement

Prior to the Transaction, in connection with Mr. Linde’s appointment as President of GES, the Company and Mr. Linde entered into a severance agreement which provided for post-employment termination payments upon an involuntary termination not for “cause” by the Company or a voluntary termination of employment by Mr. Linde for “good reason” (each as defined thereunder), in either case, not in connection with a change in control of the Company, or a termination due to his death or disability. In these scenarios, Mr. Linde would have received the equivalent of one year of his base salary, plus a pro-rata portion of the annual cash incentive granted under the MIP for the year in which the termination occurred, to the extent earned. The receipt of any severance benefits would have been contingent upon Mr. Linde’s execution and non-revocation of a complete release of all claims, waiver of rights and covenant not to sue. Mr. Linde did not receive any severance benefits under this severance agreement in connection with his transition from the Legacy Viad organization in connection with the Transaction, but he received certain benefits described in the “Potential Payments upon Employment Termination or Change in Control” in the Executive Compensation section of this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Transaction Incentive Awards

In connection with the Transaction, Messrs. Linde and Stelmach stepped down from their respective roles with the Legacy Viad organization, effective as of the Closing Date. On October 20, 2024, in recognition of their significant contributions and extraordinary leadership, in connection with the Transaction, the Board approved transaction incentive cash awards (the “Transaction Incentive Awards”) in the amount of $1.7 million for Mr. Linde and in the amount of $1.55 million for Mr. Stelmach, 50% of which was paid on the Closing Date and 50% of which will become payable on the six-month anniversary of the Closing Date, subject to the applicable executive’s continued employment through each such date. In the event of a termination of the executive’s employment for any reason prior to the Closing Date, the entire Transaction Incentive Award would have been forfeited. In the event of (i) an involuntary termination by the Company (or its successor) without “cause” or by the executive for “good reason” or (ii) a termination due to the executive’s retirement, death, or disability (as each such term is defined in the applicable agreement governing the Transaction Incentive Award), in each case, between the Closing Date and the six-month anniversary thereof, the applicable executive will receive a prorated portion of the second installment of the Transaction Incentive Award, subject to his timely execution and non-revocation of a release of claims.

CEO Transition and Compensation Arrangements

Also in connection with the Transaction, contingent upon and effective as of the Closing Date, on October 20, 2024, the Board appointed Mr. Barry to serve as the Company’s President and Chief Executive Officer and as a member of the Board. Mr. Barry succeeded Mr. Moster, who stepped down from his role of President and Chief Executive Officer of the Company, effective as of the Closing Date, following which Mr. Moster continued to serve as an advisor to the Company until March 1, 2025 (the “Advisory Period End Date” and the period of time from the Closing Date through the Advisory Period End Date or the earlier termination of Mr. Moster’s employment, the “Advisory Period”).

Mr. Barry

On October 20, 2024, the Company entered into an offer letter with Mr. Barry (the “Barry Offer Letter”) with respect to his service as President and Chief Executive Officer. The Barry Offer Letter provides for, as of the Closing Date, among other things: (i) an annual base salary of $750,000; (ii) an annual cash incentive bonus with a target bonus opportunity of 100% of annual base salary, with the actual amount earned ranging from 0% to 200% of target based on actual achievement against performance metrics to be established by the Board or Human Resources Committee; and (iii) participation in the Company’s employee benefit and welfare plans. The Barry Offer Letter also provides that, subject to approval by the Human Resources Committee, on or as soon as reasonably practicable following the Closing Date, Mr. Barry will receive a 2025 annual long-term equity incentive award with an aggregate grant value of $3,000,000, approximately 70% of which will be subject to performance-based vesting and approximately 30% of which will be subject to time-based vesting.

Additionally, effective as of the Closing Date, Mr. Barry’s non-change-in-control severance agreement with the Company was amended (as amended, the “Barry Non-CIC Severance Agreement”) to provide for severance benefits equal to two years of base salary (increased from one year of base salary pre-amendment) and to add death and disability as new severance triggers, in addition to the existing triggers of involuntary termination not for cause by the Company, and voluntary resignation by Mr. Barry for “good reason” (as defined thereunder). The receipt of any severance benefits would be contingent upon Mr. Barry’s resignation from any position he then holds on the Board and his execution and non-revocation of a complete release of all claims, waiver of rights and covenant not to sue. The Barry Non-CIC Severance Agreement does not provide for any severance or other benefits in connection with a change-in-control transaction. Mr. Barry’s entitlement to change-in-control benefits remained unchanged following the Transaction and Mr. Barry’s appointment as President and Chief Executive Officer and continue to be governed by the Executive Severance Plan, the award agreements with respect to outstanding RSU and PSU awards, and the MIP, respectively. For more information on these

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change-in-control benefits, please see above under “Post-Termination Compensation and Benefits – Change in Control Severance” and “Potential Payments upon Employment Termination or Change in Control” below in the Executive Compensation section of this Proxy Statement.

Mr. Moster

On December 30, 2024, the Company entered into a transition agreement with Mr. Moster (the “Moster Transition Agreement”), which, subject to Mr. Moster’s execution of a release of claims and compliance with restrictive covenants, provides for, among other things, during the Advisory Period: (i) a base salary of $80,417 per month, prorated to reflect any partial month of employment; (ii) continued vesting of the outstanding Company stock options, RSUs and PSUs held by Mr. Moster as of the Closing Date through the Advisory Period End Date in accordance with their terms; (iii) continued eligibility to receive an annual cash incentive award in respect of 2024 based on actual performance; and (iv) participation in the Company’s employee benefit and welfare plans. In addition, upon expiration of the Advisory Period on the Advisory Period End Date or, if earlier, the termination of Mr. Moster’s employment under the Moster Transition Agreement due to his death or by the Company other than for “cause” (as defined in the severance agreement, dated December 3, 2014, by and between the Company and Mr. Moster (the “Moster Severance Agreement”)), Mr. Moster will be entitled to the following severance benefits, in lieu of, and substantially similar to, the severance benefits he had previously been entitled to under the Moster Severance Agreement and the Executive Severance Plan (the “Prior Moster Agreements”), subject to his execution of a release of claims and compliance with restrictive covenants: (a) $1,930,000 in cash severance, payable in a lump sum (in lieu of severance equal to 24 to 36 months of base salary under the Prior Moster Agreements); (b) continued eligibility to receive an annual cash incentive award in respect of 2024 based on actual performance; and (c) for a period of two years post-termination, continuation of health and welfare benefits and Company-sponsored outplacement assistance. The Moster Transition Agreement was amended effective February 2025 to provide for 18 months of continued post-termination coverage under the Company’s medical, dental, and vision plans and up to $42,738 in additional cash severance in lieu of certain other benefits. The Moster Transition Agreement also provides that to the extent that a change in control of the Company occurs during the Advisory Period, notwithstanding the terms of the PSUs, any outstanding PSUs held by Mr. Moster will no longer automatically vest, on a prorated basis, at 100% of target as of the date of such change in control. The benefits that Mr. Moster would have received under the Moster Transition Agreement in the event of various termination or change-in-control scenarios are further described below under “Potential Payments upon Employment Termination or Change in Control” in the Executive Compensation section of this Proxy Statement. Mr. Moster’s employment termination upon expiration of the Advisory Period on March 1, 2025 constituted a termination without cause and he received the benefits described above in connection therewith.

CFO Transition and Compensation Arrangements

Effective March 17, 2025, Mr. Heitz succeeded Ms. Ingersoll as Chief Financial Officer of the Company, after which Ms. Ingersoll continued to serve in an advisory role with the Company through March 31, 2025, pursuant to a transition agreement with the Company, which went into effect as of the Closing Date (the “Ingersoll Transition Agreement”). Mr. Heitz commenced employment with the Company on December 16, 2024 as Chief Financial Officer of the Legacy Pursuit Segment. Mr. Heitz’s compensation in the role of Chief Financial Officer of the Legacy Pursuit Segment included: (i) an annual base salary of $400,000; (ii) an annual cash incentive bonus with a target bonus opportunity of 75% of annual base salary, with the actual amount earned ranging from 0% to 175% of target based on actual achievement against performance metrics to be established by the Board or the Human Resources Committee; (iii) a 2025 annual long-term equity incentive award with an aggregate grant value of $500,000 on January 2, 2025, approximately 70% of which is subject to performance-based vesting and approximately 30% of which is subject to time-based vesting; (iv) a new hire RSU award with an aggregate grant value of $250,000 on December 16, 2024; and (v) participation in the Company’s employee

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COMPENSATION DISCUSSION AND ANALYSIS

benefit and welfare plans. The foregoing compensation package remained unchanged when Mr. Heitz commenced service as the Company’s Chief Financial Officer.

As of the Closing Date, Ms. Ingersoll continued to be a participant in the Executive Severance Plan, in the event of a change in control of the Company, as described above in the “Post-Termination Compensation and Benefits – Change in Control Severance” section of this CD&A and below under “Potential Payments upon Employment Termination or Change in Control” in the Executive Compensation section of this Proxy Statement. Pursuant to the Ingersoll Transition Agreement, in the event of an involuntary, not-for-cause termination (or upon the termination of her advisory period on March 31, 2025) not in connection with a change in control, Ms. Ingersoll was entitled to receive benefits consistent with those set forth in the Pay Continuation Policy, as described below under “Potential Payments upon Employment Termination or Change in Control” in the Executive Compensation section of this Proxy Statement, and a prorated cash bonus for 2025, based on actual Company performance. Her termination of employment on March 31, 2025 constituted a termination without cause for purposes of the Ingersoll Transition Agreement and she received the benefits described in this paragraph and below under “Potential Payments upon Employment Termination or Change in Control” in the Executive Compensation section of this Proxy Statement. The Ingersoll Transition Agreement was amended effective March 2025 to provide for $14,294 in additional cash severance in lieu of certain other benefits.

CAO Transition Arrangement

Ms. Striedel entered into a transition agreement with the Company effective as of the Closing Date (the “Striedel Transition Agreement”), providing that effective June 30, 2025, Ms. Striedel will cease serving as the Chief Accounting Officer. As of the Closing Date, Ms. Striedel continued to be a participant in the Executive Severance Plan in the event of a change in control of the Company, as described above in the “Post-Termination Compensation and Benefits – Change in Control Severance” section of this CD&A and below under “Potential Payments upon Employment Termination or Change in Control” in the Executive Compensation section of this Proxy Statement. Pursuant to the Striedel Transition Agreement, in the event of an involuntary, not-for-cause termination (or the cessation of her service as Chief Accounting Officer on June 30, 2025) not in connection with a change in control, Ms. Striedel is entitled to receive cash severance in an amount equal to 11.3 months of her base salary and benefits otherwise generally consistent with those set forth in the Pay Continuation Policy, as described below under “Potential Payments upon Employment Termination or Change in Control” in the Executive Compensation section of this Proxy Statement and a prorated cash bonus for 2025, based on actual Company performance. Her termination of employment on June 30, 2025 will constitute a termination without cause for purposes of the Striedel Transition Agreement and she will receive the benefits described in this paragraph and below under “Potential Payments upon Employment Termination or Change in Control” in the Executive Compensation section of this Proxy Statement.

Compensation Decision-Making Process

The Human Resources Committee annually reviews and approves our executive compensation program and compensation for our NEOs and other executive officers. Our CEO makes a recommendation to the Human Resources Committee regarding the compensation of executive officers (other than our CEO); however, the Human Resources Committee may adjust:

•
Annual base salary levels;
•
Short-term (annual) incentive opportunities, performance goals, the achievement of performance targets, and payment of incentive awards;
•
Long-term incentive awards, performance goals, the achievement of performance targets, and any payment of long-term incentive awards; and

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COMPENSATION DISCUSSION AND ANALYSIS

•
Any special or supplemental compensation or benefits.

The Human Resources Committee approves, and the other independent members of the Board ratify, all elements of our CEO’s compensation.

Base salary adjustments, if any, are effective January 1 for our CEO, and April 1 of each year for other NEOs.

At its regular quarterly February 2024 meeting, the Human Resources Committee approved RSU and PSU awards to executive officers (as discussed in the CD&A subsection “2024 LTI Awards”). In March 2024, the Human Resources Committee approved financial targets and strategic objectives for the 2024 MIP.

Independent Compensation Advisor

The Human Resources Committee has sole authority to retain or terminate an independent compensation advisor and to approve the advisor’s fees. In September 2023, the Human Resources Committee engaged Korn Ferry, a national independent consulting firm, to serve as its independent compensation advisor. During 2024, Korn Ferry regularly attended Human Resources Committee meetings and advised on compensation matters, including our executive compensation program design and relative pay for performance. Korn Ferry provided market data, analysis, and advice regarding our NEOs’ and other executive officers’ compensation. In addition to advising the Human Resources Committee on executive pay, Korn Ferry advised the Corporate Governance and Nominating Committee concerning compensation of the independent members of our Board. The Human Resources Committee reviewed Korn Ferry’s independence under SEC and NYSE rules and determined that there was no conflict of interest. Korn Ferry has not performed any services for us, except for compensation-related services on behalf of, and as instructed by, the Human Resources Committee.

Competitive Analysis and Resources

In determining 2024 executive pay, Korn Ferry reviewed with, and provided competitive pay data to, the Human Resources Committee. Pay data included base salary, short-term incentives, long-term incentives, and total compensation values from public filings made by our comparator group companies (as discussed in “Compensation Comparator Group” below) and from published compensation surveys. The Human Resources Committee approved the annual base salary, target short-term incentive, and target long-term incentive values for each NEO after considering the competitive data and other factors, including an assessment of individual performance, experience, and each NEO’s special expertise.

Based on the information that the Human Resources Committee reviewed, and in consultation with our independent consultants, our compensation program delivered total compensation amounts to our NEOs that are aligned with our stated pay for performance philosophy.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Comparator Group

After consultation with Korn Ferry in November 2023, the Human Resources Committee selected a comparator group that was used for making 2024 executive officer compensation decisions. Due to Legacy Viad’s unique and diverse mix of businesses, we could not identify a singular “peer group” that accurately reflected the differing natures of Legacy Viad’s core businesses. In selecting the comparator group, we focused on the following criteria:

•
Business Relevance. The comparator group for 2024 included leisure and hospitality services companies and business-to-business services companies (including, among others, diversified support services, office services, marketing, and commercial printing services), thus representing both elements of Legacy Viad’s business operations.
•
Revenue Comparability. Companies considered for the 2024 comparator group generally generated annual revenues between approximately one-third and three times Legacy Viad’s annual revenue.

We believe the 2024 comparator group was relevant in gauging our compensation actions. The compensation comparator group ultimately referenced by the Human Resources Committee included the following companies whose businesses were comparable with some portion of Legacy Viad’s business:

2024 Comparator Group
Company Name	Ticker Symbol	Company Name	Ticker Symbol
ACCO Brands	ACCO	Ryman Hospitality Properties, Inc.	RHP
Cedar Fair, L.P.	FUN	SeaWorld Entertainment, Inc.	SEAS
Deluxe Corporation	DLX	SP Plus Corp.	SP
DiamondRock Hospitality	DRH	Vail Resorts, Inc.	MTN
Golden Entertainment	GDEN	VSE Corporation	VSEC
Healthcare Services Group, Inc.	HCSG	Xenia Hotels & Resorts	XHR
Matthews International	MATW

The Human Resources Committee has the discretion to change the comparator group from time to time to help ensure that it provides a reasonable point of comparison for our executive officer compensation program. Such changes may reflect changes in our business, or changes at comparator group companies.

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Clawback Provisions For Detrimental Conduct

In order to protect the Company, short- and long-term incentive compensation is subject to forfeiture and reimbursement (i.e., clawback) provisions relating to the following conduct:

•
an officer or employee knowingly participated in misconduct that caused a misstatement of our financial statements, or in misconduct, which constituted a material violation of our Code of Ethics or certain other policies;
•
an officer or employee was aware of and failed to report another officer or employee who was participating in misconduct that caused or could cause a misstatement of our financial statements, or materially violated our Code of Ethics or certain other policies; and
•
an officer or employee acted significantly contrary to our best interests.

All of our NEOs’ and other key employees’ short- and long-term incentive compensation is subject to these clawback provisions. The clawback provisions also relate to violations of certain restrictions on competitive activities following employment termination.

The following incentive compensation is subject to clawback provisions:

•
time-vesting RSU and performance-vesting PSU awards made during the last two years of employment;
•
any payments received (without regard to tax effects) from the sale of shares underlying earned RSUs or PSUs during the last two years of employment; there is no time limit in the case of misconduct during employment that causes a misstatement of our financial statements;
•
all cash bonuses paid during the last 18 months of employment;
•
outstanding vested, but not exercised, stock options; and
•
any gain (without regard to tax effects) realized from the exercise of a stock option, which is subject to the clawback provisions.

All long-term incentive agreements include clawback provisions applying to NEOs and other key employees (collectively, a “Participant”) if such Participant’s employment is terminated in the first year of the vesting period. Under the clawback provisions, a Participant must forfeit any long-term incentive awards covered by those agreements if employment is terminated due to retirement, death, disability, or termination without cause within 12 months after the grant date. Long-term incentive awards will vest pro rata if the termination occurs after the 12-month forfeiture period lapses and the Participant executes a separation agreement and release, and the amount of the award will be based on the length of time the Participant was employed during the applicable vesting or performance period. The clawback provisions provide a retention incentive for the Participants, and we believe that they provide a more appropriate balance between our interests and those of the Participants.

In November 2023, our Human Resources Committee approved an Incentive Compensation Recoupment Policy, which is applicable to the Company’s executive officers and requires the recoupment of Recoverable Incentive Compensation in the event of an Accounting Restatement (as those terms are defined in the policy). This policy conforms to SEC and NYSE rulemaking consistent with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

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COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Guidelines

We believe it is important to align the financial interests of our directors and executive officers with those of our shareholders. Accordingly, we adopted stock ownership guidelines that require directors and executives to own a minimum amount of Pursuit common stock on a direct basis, meaning stock that is subject to market risk. The minimum required amount ranges from 1.5 to 5.0 times base retainer or salary, as applicable, as summarized below:

Stock Ownership Guidelines
Non-Employee Directors[1]	5.0 times annual retainer
CEO[2]	5.0 times base salary
Direct Reports to CEO[2]	3.0 times base salary
Second Level Below CEO[2]	1.5 times base salary

1.
As of December 31, 2024, Mr. Cassidy’s (as assigned to Crestview), and Mr. Schechter’s and Mses. Carmichael, Coll, and Henkels’ Pursuit common stock ownership exceed the stock ownership guidelines. As of such date, Ms. Bright, who became a director in 2024, was making progress towards compliance with the stock ownership guidelines.
2.
As of December 31, 2024, Mr. Barry and Mses. Ingersoll and Striedel exceeded their applicable stock ownership guidelines. Our NEOs, other executive officers, and certain employees are required to meet their applicable ownership levels within five years of becoming subject to the guidelines. Any such covered individuals may not sell any shares received in connection with settlement of vested equity awards unless and until they have complied with our stock ownership guidelines, except that the guidelines permit sales to cover required tax withholdings. Shares of Pursuit common stock owned outright (directly or indirectly or through the 401(k) Plan) and vested or unvested restricted stock, RSUs, and PSUs count for purposes of the guidelines. Unexercised stock options (whether vested or unvested) do not count toward satisfaction of the guidelines. Ownership extends to any direct or indirect ownership of our common stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Internal Revenue Code and the regulations thereunder.

Hedging and Pledging

Our Insider Trading Policy includes the following policies regarding hedging and pledging of Pursuit common stock:

Hedging Transactions

Our directors, NEOs, other officers, and employees may not engage in any hedging, monetization, short position, or similar transactions that are designed to limit or eliminate the risks of owning Pursuit stock (collectively, “Hedging”). Hedging is prohibited regardless of whether the shares were purchased in the open market or granted in the form of a stock-based award.

Pledging and Margin Transactions

Our directors, NEOs, and other officers may not engage in “margin” or “pledging” transactions in which (i) a broker, bank or other financing party holds securities as collateral for a margin loan, mortgage, or other loan, and (ii) Pursuit securities may be sold without consent in the event of a failure to meet a margin call or default on a loan or mortgage. These transactions are prohibited because the sale may occur at a time when the director, NEO or other officer has material, non-public information, or when he or she is otherwise not permitted to trade in Pursuit securities.

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COMPENSATION DISCUSSION AND ANALYSIS

Tax and Accounting Considerations

One of the factors the Human Resources Committee considers when determining executive compensation is the anticipated tax treatment to the Company and to the executives of the various payments and benefits. Section 162(m) of the Internal Revenue Code generally provides that a publicly held company may not deduct compensation paid to certain covered executive officers to the extent that such compensation exceeds $1,000,000 per executive officer in any year. The Human Resources Committee generally considers this limit when determining compensation, and reserves the discretion to conclude in the future that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the Company’s best interests and those of its shareholders.

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Executive Compensation

Summary Compensation Table

For Fiscal Years Ended 2024, 2023, and 2022

The following table shows compensation paid, accrued, or awarded to our NEOs for the years indicated:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation[2] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($)	All Other Compensation[4] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

David W. Barry[5,6]	2024	600,000	—	2,819,469	—	263,640	163	23,449	3,706,721
President and Chief	2023	600,000	—	—	—	339,504	277	27,966	967,747
Executive Officer	2022	600,000	—	2,369,900	—	259,631	416	28,432	3,258,379
and Former President of Legacy Pursuit

Ellen M. Ingersoll[7]	2024	488,816	—	1,204,979	—	284,800	66	400,748	2,379,409
Former Chief	2023	469,027	—	1,139,794	—	416,600	180	328,892	2,354,493
Financial Officer	2022	452,000	—	259,488	605,500	525,450	224	214,416	2,057,078

Leslie Striedel[8]	2024	361,987	—	628,614	—	140,600	—	27,052	1,158,253
Chief Accounting Officer

Steven W. Moster[5,9]	2024	965,104	—	4,875,530	—	937,000	932	74,496	6,853,062
Former President	2023	927,000	—	4,611,797	—	1,371,300	1,478	75,798	6,987,373
and Chief Executive	2022	927,000	—	1,050,009	2,450,003	1,796,063	2,520	64,391	6,289,986
Officer

Derek P. Linde[10]	2024	541,225	850,000	905,434	—	—	103	19,170	2,315,932
Former Chief	2023	519,231	—	856,456	—	422,400	117	13,530	1,811,734
Operating Officer	2022	478,081	—	194,998	455,004	525,889	55	12,530	1,666,557
and President of GES
(Legacy Viad)

Jeffrey A. Stelmach[11]	2024	463,907	775,000	696,523	—	—	—	11,574	1,947,004
Former President of	2023	438,356	—	658,814	—	372,600	—	24,663	1,494,433
Spiro	2022	400,000	—	149,967	349,998	320,000	—	22,400	1,242,365
(Legacy Viad)

1.
The amounts shown under column (e) do not reflect actual payouts, but rather, they represent the grant date fair value of long-term incentives awarded to the NEOs, comprising RSUs and PSUs awarded to all our NEOs in 2024. The grant date fair value of the RSU and PSU awards were computed in accordance with FASB ASC 718 as discussed in our 2024 Form 10-K, in Notes 1 and 3 to Consolidated Financial Statements and are incorporated herein by reference.
2.
The amounts shown under column (g) represent incentive cash awards under the MIP. All awards were made pursuant to the 2017 Pursuit Attractions and Hospitality, Inc. Omnibus Incentive Plan (the “2017 Plan”), each of which was paid in March of the following year. The 2024 performance targets and achievement levels are discussed in the CD&A of this Proxy Statement.
3.
The amounts shown under column (h) represent the year-over-year pension value change in the actuarial present value of the MoneyGram Pension Plan and related SERP, as well as above-market earnings on amounts deferred pursuant to the Defined Contribution SERP, which is described in detail in the “Non-Qualified Deferred Compensation Table” section of this Proxy Statement, and the Supplemental 401(k) Plan. In connection with the spin-off of MoneyGram on June 30, 2004, liabilities associated with the MoneyGram Pension Plan and related SERP obligations were assumed entirely by MoneyGram. The term “above-market earnings” represents an earning rate that exceeds 120% of the applicable federal long-term rate (as prescribed under Section 1274(d) of the Code). There were no above-market earnings for Ms. Ingersoll’s Defined Contribution SERP for 2024. For the Supplemental 401(k) Plan, the above-market earnings in 2024 were $163 for Mr. Barry, $66 for Ms. Ingersoll, $932 for Mr. Moster, and $103 for Mr. Linde.
4.
The aggregate incremental cost of perquisites is the actual cost we incurred as a result of providing those items unless otherwise stated.
5.
Effective December 31, 2024, Mr. Barry succeeded Mr. Moster as the Company’s President and Chief Executive Officer, following which Mr. Moster continued to serve as an advisor to the Company until March 1, 2025.

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6.
The amount reported under column (i) for Mr. Barry in 2024 includes: (i) a $13,800 matching contribution under the 401(k) Plan; (ii) a $9,277 matching contribution under the Supplemental 401(k) Plan; and (iii) $372 in life insurance premiums.
7.
Effective March 17, 2025, Michael “Bo” Heitz succeeded Ms. Ingersoll as the Company’s Chief Financial Officer. The amount reported under column (i) for Ms. Ingersoll in 2024 includes: (i) the following perquisites and personal benefits: an executive medical exam; (ii) $374,817 in defined contribution plan benefits; (iii) a $13,229 matching contribution under the 401(k) Plan; and (iv) $159 in life insurance premiums. The defined contribution plan contribution is a benefit accrual for the period from January 1 through December 31, 2024, pursuant to the Defined Contribution SERP. The accrued benefits under the Defined Contribution SERP, which we established as of January 1, 2013, replace the annual lump-sum cash awards previously paid to Ms. Ingersoll in lieu of the Company accruing benefits for her as a participant in the MoneyGram SERP. The Defined Contribution SERP is described in detail in the “Post-Employment Arrangements” and “Non-Qualified Deferred Compensation Table” sections of this Proxy Statement.
8.
Effective June 30, 2025, Ms. Striedel will cease serving as the Company’s Chief Accounting Officer. Ms. Striedel was not a named executive officer in 2022 or 2023 and thus, only 2024 compensation information is shown for her in this table. The amount reported under column (i) for Ms. Striedel in 2024 includes: (i) the following perquisites and personal benefits: an executive medical exam and a cell phone coverage stipend; (ii) a $13,899 matching contribution under the 401(k) Plan; and (iii) $159 in life insurance premiums.
9.
The amount reported under column (i) for Mr. Moster in 2024 includes: (i) the following perquisites and personal benefits: $28,222 for personal use of a Company-leased automobile, an executive medical exam, and a retirement gift; (ii) a $24,690 matching contribution under the Supplemental 401(k) Plan; (iii) a $12,191 matching contribution under the 401(k) Plan; and (iv) $159 in life insurance premiums. We calculated the aggregate incremental cost of Mr. Moster’s personal use of his Company-leased automobile using a percentage of use methodology, with the amount reported for 2024 being the aggregate value of all automobile lease payments and fuel costs multiplied by the percentage attributable to Mr. Moster’s personal use of the automobile.
10.
Mr. Linde stepped down from his role as Chief Operating Officer and President of GES, effective as of December 31, 2024. The amount reported under column (d) for Mr. Linde in 2024 constitutes the discretionary cash transaction incentive award, which is described in more detail in the CD&A subsection “Other Compensation Actions – Transaction Incentive Awards.” The amount reported under column (i) for Mr. Linde in 2024 includes: (i) a $5,212 matching contribution under the Supplemental 401(k) Plan; (ii) a $13,800 matching contribution under the 401(k) Plan; and (iii) $159 in life insurance premiums.
11.
Mr. Stelmach stepped down from his role as President of Spiro, effective as of December 31, 2024. The amount reported under column (d) for Mr. Stelmach in 2024 constitutes the discretionary cash transaction incentive award, which is described in more detail in the CD&A subsection “Other Compensation Actions – Transaction Incentive Awards.” The amount reported under column (i) for Mr. Stelmach in 2024 includes: (i) a $11,409 matching contribution under the 401(k) Plan; and (ii) $164 in life insurance premiums.

Post-Employment Arrangements

As discussed in Note 3 to the Summary Compensation Table and in the CD&A section of this Proxy Statement, MoneyGram is solely responsible for paying annual retirement benefits to Ms. Ingersoll under the MoneyGram Pension Plan and related SERP pursuant to its agreement to assume such liabilities after MoneyGram’s 2004 spin-off from Pursuit. MoneyGram assumed all liability for pension benefits for employees participating in the MoneyGram Pension Plan. MoneyGram assumed all liability for the related SERP as of the spin-off date including, for Ms. Ingersoll as well as other participants, any benefit increases based on final average earnings and covered compensation as of the date of termination of employment with us and our subsidiaries.

Ms. Ingersoll also receives retirement benefits under the Defined Contribution SERP, in which she is the only participant. We established that plan in 2013 to replace the annual payment of lump-sum cash awards, including tax gross-ups, previously made to her. The lump-sum awards began in 2005 in connection with the 2004 MoneyGram spin-off, at which time the credited service benefits for the MoneyGram SERP’s participants were frozen and were made solely in lieu of accruing pension benefits for Ms. Ingersoll as a participant of the SERP.

Employment Agreements

We do not have employment agreements with our NEOs, other than the offer letter with Mr. Barry in connection with his promotion to role of President and Chief Executive Officer and the severance agreements we describe in the CD&A subsections “Post-Termination Compensation and Benefits” and “Other Compensation Actions” and below under “Potential Payments Upon Termination or Change in Control.”

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EXECUTIVE COMPENSATION

Grants Of Plan-Based Awards for Fiscal Year Ended December 31, 2024

The following table gives the estimated future payouts for awards granted in 2024 under equity incentive and non-equity incentive plans, and the number of shares or units underlying awards granted in 2024:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)[4]	Options (#)	Awards ($/sh)	Awards ($)[5]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Barry		195,000	390,000	721,500
RSU[2]	3/1							16,398			607,218
2024 PSU[2]	3/1				19,131	38,261	76,522				2,212,251

Ingersoll		147,900	295,800	547,230
RSU[2]	3/1							7,008			259,506
2024 PSU[2]	3/1				8,176	16,352	32,704				945,473

Striedel		73,000	146,000	270,100
RSU[2]	3/1							11,072			409,996
2024 PSU[2]	3/1				1,891	3,781	7,562				218,617

Moster		482,500	965,000	1,785,250
RSU[2]	3/1							28,355			1,049,986
2024 PSU[2]	3/1				33,082	66,163	132,326				3,825,545

Linde		150,150	300,300	555,555
RSU[2]	3/1							5,266			195,000
2024 PSU[2]	3/1				6,144	12,287	24,574				710,434

Stelmach		128,700	257,400	476,190
RSU[2]	3/1							4,051			150,009
2024 PSU[2]	3/1				4,726	9,452	18,904				546,515

1.
The amounts shown in column (c) reflect the threshold payment level under the 2024 MIP. The amounts in column (d) reflect the target payment level under the 2024 MIP. The amounts shown in column (e) reflect the maximum payment level under the 2024 MIP. For more information regarding the 2024 MIP, please see the CD&A subsection “Short-Term (Annual) Incentives.” Actual payout results are reflected in column (g) of the Summary Compensation Table.
2.
RSU and PSU awards will be paid, if earned, in Pursuit common stock.
3.
Columns (f), (g), and (h) report the estimated threshold, target, and maximum payouts as of the grant date for the 2024 PSU awards. These PSU awards may be earned based on the Company’s TSR performance relative to the TSR performance of other constituents of the Russell 2000 Index over the three-year performance period beginning January 1, 2024, and ending December 31, 2026. If threshold, target, or maximum performance is attained over the performance period, 50%, 100%, or 200% of the target number of PSUs, respectively, may be earned. If actual performance falls between threshold and maximum, the number of shares earned would be calculated using linear interpolation. To the extent that the Company’s absolute TSR over the same period is negative, the number of 2024 PSUs earned will not exceed 100% of target, even if the Company’s relative TSR exceeds the target level of performance.
4.
Column (i) reports the number of RSUs granted in 2024. The RSUs vest in equal annual installments on each of the first three anniversaries of the grant date.
5.
Column (l) reports grant date fair value computed in accordance with FASB ASC 718. The actual value realized by the NEOs for the RSUs and PSUs will not be determined until the time of vesting. Assumptions made in the valuation of stock awards under this column (l) are discussed in our 2024 Form 10-K, in Notes 1 and 3 to Consolidated Financial Statements and are incorporated herein by reference.

For a description of all other material terms of the awards described in the table above, including a description of the effect of a termination of employment or a change in control on the vesting or payout of these awards, please refer to the “Short-Term (Annual) Incentives” and “Long-Term Incentives” subsections of the CD&A section of this Proxy Statement and the “Potential Payments Upon Employment Termination or Change in Control” section below.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year Ended December 31, 2024

The table below includes all of the NEOs’ outstanding options and unvested stock awards as of December 31, 2024, including awards subject to performance conditions:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un- exercisable (#)[1]	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)[1]	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[2,3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Barry
2024 PSU[4]	—	—	—	—	—	—	—	76,522	3,252,950
RSU[5]	—	—	—	—	—	16,398	697,079	—	—

Ingersoll
NQSOs[6]	25,568	—	—	44.80	2/23/2028	—	—	—	—
NQSOs[6]	24,465	12,232	—	33.96	2/23/2029	—	—	—	—
2023 PSU[4]	—	—	—	—	—	—	—	48,248	2,051,022
2024 PSU[4]	—	—	—	—	—	—	—	32,704	1,390,247
RSU[5]	—	—	—	—	—	16,447	699,162	—	—

Striedel
2023 PSU[4]	—	—	—	—	—	—	—	11,156	474,242
2024 PSU[4]	—	—	—	—	—	—	—	7,562	321,461
RSU[5]	—	—	—	—	—	4,930	209,574	—	—
Retention RSU[6]	—	—	—	—	—	9,452	401,805	—	—

Moster
NQSOs7	89,832	—	—	44.80	2/23/2028	—	—	—	—
NQSOs7	98,990	49,495	—	33.96	2/23/2029	—	—	—	—
2023 PSU[4]	—	—	—	—	—	—	—	195,220	8,298,802
2024 PSU[4]	—	—	—	—	—	—	—	132,326	5,625,178
RSU[5]	—	—	—	—	—	66,549	2,828,998	—	—

Linde[8]
NQSOs[7]	54,150	—	—	21.85	8/27/2027	—	—	—	—
NQSOs[7]	22,458	—	—	44.80	2/23/2028	—	—	—	—
NQSOs[7]	27,576	—	—	33.96	2/23/2029	—	—	—	—
2023 PSU[4]	—	—	—	—	—	—	—	23,482	998,220

Stelmach[8]
NQSOs[7]	21,212	—	—	33.96	2/23/2029	—	—	—	—
2023 PSU[4]	—	—	—	—	—	—	—	18,062	767,816

1.
Stock option awards listed here are NQSOs, in compliance with IRS requirements. Mr. Linde’s remaining NQSO award with an expiration date of August 27, 2027, vested on the two-year anniversary of the grant date (August 27, 2020), based upon his continued employment with the Company. The NQSOs granted to Ms. Ingersoll, Mr. Moster and Mr. Linde with an expiration date of February 23, 2028 vested ratably in three equal tranches on the first, second, and third-year anniversaries of the February 23, 2021 grant date. The NQSOs granted to Ms. Ingersoll, Mr. Moster, Mr. Linde and Mr. Stelmach with an expiration date of February 23, 2029 vest ratably in three equal tranches on first, second, and third-year anniversaries of the February 23, 2022 grant date.
2.
For columns (g) and (h), RSU awards vest pursuant to the terms of the applicable agreements, which generally include either annual ratable or 3-year cliff vesting terms.
3.
For columns (h) and (j), the market value of shares (or units) was computed by multiplying the number of shares (or units) by $42.51, the closing market price of our common stock at December 31, 2024. In calculating the number of PSU awards and their value in this table, we are required by SEC rules to compare our performance through 2024 under the PSU grants against the threshold, target and maximum performance levels for the grants and to report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. Accordingly, we have reported the outstanding 2023 PSU and 2024 PSU awards in the table at maximum and maximum, respectively, based on performance against the goals through December 31, 2024.
4.
“PSU” refers to performance units to be paid, if earned, in Pursuit common stock.

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EXECUTIVE COMPENSATION

5.
“RSU” refers to restricted stock unit. RSUs will be paid, if earned, in Pursuit common stock. The number of RSUs reflected in column (i) and the dollar value of those units reflected in column (j) were as of December 31, 2024.
6.
For columns (g) and (h), this RSU award vests fully on March 1, 2026, generally subject to Ms. Striedel’s continued employment with the Company through such date.
7.
“NQSOs” represents awards of non-qualified stock options.
8.
Upon the departure of Messrs. Linde and Stelmach on December 31, 2024, their respective outstanding NQSOs fully vested and 2023 PSUs remained outstanding and will vest upon the lapse of the vesting period on a pro-rata basis (prorated for the percentage of time from the start of the performance period to December 31, 2024).

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2024

This table shows RSU and stock price-based performance restricted stock unit awards that vested during 2024 (no options were exercised in 2024):

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[1] ($)

Barry	—	—
Ingersoll
RSU[2]	—	—	7,645	270,686
Stock Price PSU[2]	—	—	10,714	458,666
Striedel
RSU[2]	—	—	3,482	120,721
Moster
RSU[2]	—	—	30,054	1,065,429
Stock Price PSU[2]	—	—	40,179	1,720,063

Linde
RSU[2,3]	—	—	11,738	458,103
Stelmach
RSU[2,3]	—	—	9,010	349,600

1.
The value realized upon the vesting of RSUs is the closing price of Pursuit’s common stock on the date of vesting multiplied by the number of shares that vested.
2.
“RSU” refers to restricted stock units and “Stock Price PSU” refers to stock price-based performance restricted stock units.
3.
Upon the departure of Messrs. Linde and Stelmach on December 31, 2024, their respective outstanding and unvested RSUs that were granted before 2024 vested on a prorated for the time each was in service with the Company from the grant date through the termination date.

Pension Benefits for Fiscal Year Ended December 31, 2024

This table shows the present value of Ms. Ingersoll’s accumulated benefits. She is the only NEO who receives benefits under a Pursuit-related pension plan. In connection with our June 2004 MoneyGram spin-off, MoneyGram assumed the liability related to the payment of benefits under the MoneyGram SERP.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)[2]	(e)

Ingersoll[1]	SERP	2.439	333,149	—

1.
Credited service ceased to accrue under the SERP as of the MoneyGram spin-off on June 30, 2004 (actual number of years of service for Ms. Ingersoll is 19 years). The SERP provides retirement benefits based on final average earnings, which is the average of the 60 months of annual base salary plus 50% of MIP incentive compensation for the five calendar years in which they were highest. Once commenced, the full benefit is payable for the life of the executive. Upon the executive’s death, 50% of the benefit is payable for the life of the surviving spouse, if applicable. Ms. Ingersoll is entitled to a pension benefit at age 60 equal to A - B, where:

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EXECUTIVE COMPENSATION

A =	(1.15% x Years of service from 1/1/1998 through 6/30/2004 x Final average earnings)

+
(0.55% x Years of service from 1/1/1998 through 6/30/2004 x Final average earnings in excess of the covered compensation breakpoint); and

B =	Annual benefit from the MoneyGram Pension Plan, if applicable.

2.
Assumptions made in quantifying the present value of the current accrued benefit under this column (d) are discussed in our 2024 Form 10-K, in Note 20 to Consolidated Financial Statements, and are incorporated herein by reference.

Non-Qualified Deferred Compensation for Fiscal Year Ended December 31, 2024

This table shows the amounts contributed to non-qualified deferred compensation plans during 2024:

Name	Registrant Contributions in Last Fiscal Year ($)[1,3]	Aggregate Earnings in Last Fiscal Year ($)[2,3]	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
(a)	(c)	(d)	(e)	(f)

Barry
Supplemental 401(k) Plan[4]	9,277	2,254	(57,540)	5,573

Ingersoll
Defined Contribution Plan[3]	380,518	620,219	—	5,255,834
Supplemental 401(k) Plan[4]	—	1,554	(28,822)	—

Moster
Supplemental 401(k) Plan[4]	24,690	13,292	—	259,606

Linde
Supplemental 401(k) Plan[4]	5,212	1,143	—	25,377

1.
Our matching contribution under the Supplemental 401(k) Plan is the same as our matching contribution under the 401(k) Plan that is generally available to all employees. We match 100% of the first 3% of annual base salary contributed, and 50% of the next 2% of annual base salary contributed by the executive officer. We report matching contributions as compensation in the Summary Compensation Table under column (i) (“All Other Compensation”).
2.
Interest on each participant’s account balance is paid at an annual rate equal to the yield as of January 1, April 1, July 1, and October 1 on the Merrill Lynch Taxable Bond Index-Long Term Medium Quality (A3) Industrial Bonds, or such other rate as the Human Resources Committee may determine in a manner consistent with the requirements of Section 409A of the Code and related regulations. If the deferred compensation account is to be paid in installments, the interest is credited quarterly prior to the end of each installment period. If the deferred compensation account is not paid in installments, the interest is credited quarterly prior to the end of the participant’s deferral period.
3.
“Defined Contribution SERP” refers to the Pursuit Attractions and Hospitality, Inc. Defined Contribution Supplemental Executive Retirement Plan, which we established in 2013 to replace the annual payment of lump-sum cash awards, including tax gross-ups, previously made to Ms. Ingersoll since the spin-off of MoneyGram in 2004. Our contributions under the Defined Contribution SERP are made only for the benefit of the account of Ms. Ingersoll, the plan’s sole participant. The Defined Contribution SERP provides annual contributions to Ms. Ingersoll’s account, and such contribution amounts are based on a formula that is intended to achieve an income replacement target at retirement. Ms. Ingersoll has a phantom account where hypothetical investment returns are deposited or credited, and assumes the investment risks and rewards by selecting from among a set of investment options we provided. The contribution amounts are recalculated each year based on Ms. Ingersoll’s current salary and MIP incentive bonus payment amounts, and any changes to the estimated benefits at retirement from the MoneyGram Pension Plan and related SERP. We report our contributions in the Summary Compensation Table under column (i) (“All Other Compensation”).
4.
Refers to the Pursuit Attractions and Hospitality, Inc. Supplemental 401(k) Plan, which is a U.S.-based retirement program. Payments under the Supplemental 401(k) Plan are made only to participants who are U.S. citizens between the ages of 55 and 65.

Potential Payments Upon Employment Termination or Change In Control

Certain termination events will trigger post-termination payments and benefits for our NEOs. Each termination event and the amount that could be payable to Mr. Barry, Ms. Ingersoll, and Ms. Striedel, our only NEOs who remained actively in service as executive officers as of December 31, 2024, is described in the narrative and provided in the table below, assuming a qualifying termination date of December 31, 2024, with a closing price

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EXECUTIVE COMPENSATION

of $42.51 per share for Pursuit’s common stock on December 31, 2024, the last trading day of the year, except where otherwise indicated. The receipt of certain of the payments and benefits described in this section are subject to the applicable NEO’s compliance with certain restrictive covenant obligations, including non-competition, non-solicitation of employees and non-solicitation of customers ranging from 12 to 18 months following the termination of employment.

As described in the CD&A under the headings “Management Changes” and “Other Compensation Actions,” in connection with the Transaction, Mr. Moster transitioned from President and Chief Executive Officer of the Company to a non-executive advisory role, and Messrs. Linde and Stelmach stepped down from their respective roles at the Company, in each case, effective December 31, 2024. As such, they are not included in the broader narratives and table below. Instead, Messrs. Linde and Stelmach’s actual entitlements in connection with their transitions, and the amounts that Mr. Moster would have been entitled to receive under various employment and change-in-control scenarios pursuant to the terms of the Moster Transition Agreement as of December 31, 2024, are described separately below under the heading, “Payments and Potential Payments to Former NEOs.”

Change in Control and Change in Control Severance

Change in Control Without Termination

We provide certain cash amounts and equity award vesting in the event of a change of control without a corresponding termination pursuant to the terms of the MIP and the award agreements governing outstanding equity awards. In this scenario, each of Mr. Barry, Ms. Ingersoll, and Ms. Striedel would be entitled to receive a pro-rata portion of the annual cash incentive granted under the MIP, calculated based on the achievement of performance measures through the date of the change in control.

Any outstanding RSUs or NQSOs would fully vest as of the date of a change in control. Additionally, any outstanding PSUs would be paid at a 100% achievement level, prorated from the start of the performance period applicable to such award to the date of the change in control.

Change in Control With Termination

In 2024, Mr. Barry, Ms. Ingersoll, and Ms. Striedel participated in the Executive Severance Plan (Tier I) (the “Executive Severance Plan”), which we adopted in 2013. Under the Executive Severance Plan, a participating NEO is eligible for severance benefits if we terminate the NEO without cause or resignation by the executive for good reason (as those terms are defined in the Executive Severance Plan) within 36 months after a change in control. Under those circumstances, the executive would receive a lump-sum payment, as severance compensation, equal to a multiple of the following sum:

•
The NEO’s highest annual salary during his or her employment term; plus
•
The NEO’s target cash bonus under the MIP for the fiscal year in which the change in control occurs.

The multiple is equal to the product of three times a fraction, the numerator of which is 36 minus the number of full months the NEO was employed following a change in control and the denominator of which is 36.

Pursuant to the MIP, upon a change in control, each of Mr. Barry, Ms. Ingersoll, and Ms. Striedel would be entitled to receive a pro-rata portion of the annual cash incentive granted under the MIP for the year in which the change in control occurs, calculated based on the achievement of performance measures through the date of the change in control.

Any outstanding RSUs and NQSOs would fully vest as of the date of a termination in connection with a change in control.

Any PSUs would be paid at a 100% achievement level, prorated from the start of the performance period applicable to such award to the date of the change in control.

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EXECUTIVE COMPENSATION

Mr. Barry, Ms. Ingersoll, and Ms. Striedel’s participation in any life and health benefits will continue at the same cost as if the applicable NEO was an employee for a prorated three-year period. Each of them would also be eligible for outplacement services. The Executive Severance Plan does not contain any tax gross-up or modified single-trigger provisions.

Involuntary Termination Not for Cause

In February 2007, the Board adopted the Executive Officer Pay Continuation Policy (the “Pay Continuation Policy”) to provide severance cash payments and other benefits if we terminated an executive officer without cause (not for death, disability or cause). Except for Mr. Barry, who would receive a lump-sum cash payment pursuant to the terms of the Barry Non-CIC Severance Agreement described in the subsection “Voluntary Termination For Good Reason” of this section, executive officers with less than seven years of service would receive six months of salary, and executive officers with seven or more years of service would receive up to one year’s salary. Under the Pay Continuation Policy, executive officers would also receive certain continued health and welfare benefits for a period of up to twelve months following termination and outplacement services. To receive payments under the Pay Continuation Policy, executives must execute a general release containing a release of all claims against us, a covenant not to sue, a non-competition covenant, and a non-disparagement agreement, all in form and substance satisfactory to us. All benefits under the Pay Continuation Policy will cease on the last day of the month in which the executive officer commences new employment.

As of the Closing Date, Mses. Ingersoll and Striedel became entitled to severance benefits in the event of an involuntary termination without cause pursuant to the Ingersoll Transition Agreement and Striedel Transition Agreement, respectively, in lieu of benefits under the Pay Continuation Policy. Under their respective agreements, each would be entitled to receive cash severance (for Ms. Ingersoll, one year’s base salary, and for Ms. Striedel, 11.3 months of base salary), certain continued health and welfare benefits for a period of up to twelve months following termination, outplacement services, and a prorated MIP payment for 2025 based on actual Company performance. See the CD&A subsections “CFO Transition and Compensation Arrangements” and “CAO Transition Arrangement” for more detail.

In the event of an involuntary termination without cause, NQSOs would fully vest as of the date of termination. Additionally, RSUs and PSUs, in each case, that have been outstanding for at least 12 months, would vest upon the lapse of the vesting period on a pro-rata basis (percentage of time from the grant date or the start of the performance period, as applicable, to the termination date); provided, however, that the Retention RSU Award held by Ms. Striedel would vest in full, even if outstanding for less than 12 months.

The equity award vesting is subject to the applicable NEO’s execution of a separation agreement and release of claims, at the Company’s request.

Voluntary Termination for Good Reason

NQSOs will vest on an accelerated basis upon a resignation for “good reason.” All other unvested RSUs and PSUs held by Mr. Barry, Ms. Ingersoll, or Ms. Striedel (except for Ms. Striedel’s Retention RSU Award) would be forfeited upon the NEO’s resignation for good reason. In the event of her resignation for good reason, Ms. Striedel’s Retention RSU Award would vest in full, even if outstanding for less than 12 months.

In addition, the Barry Non-CIC Severance Agreement provides for post-termination payments upon (i) an involuntary termination not for cause by us or (ii) a voluntary termination of employment by Mr. Barry for “good reason” as defined under the severance agreement. In these scenarios, Mr. Barry will receive the equivalent of two years of his base salary, plus a pro-rata portion of the annual cash incentive granted under the MIP for the year in which the termination occurs, to the extent earned, provided that he timely executes a satisfactory release of all claims, waiver of rights, and covenant not to sue. Mr. Barry must also resign from our Board of Directors.

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EXECUTIVE COMPENSATION

Death Or Disability

We provide certain cash amounts and equity award vesting if an NEO’s termination is due to death or disability. Under the Barry Non-CIC Severance Agreement, he is entitled to a lump sum payment of two times his annual salary on termination related to death or disability. The MIP and individual severance agreement for Mr. Barry, as applicable, provide that Mr. Barry, Ms. Ingersoll, and Ms. Striedel will be entitled to receive a pro-rata portion of the annual cash incentive granted under the MIP, calculated based on the achievement of performance measures through the date of the employment termination.

Mr. Barry, Ms. Ingersoll, and Ms. Striedel would also receive RSUs (except as described below) and earned PSUs, in each case, that have been outstanding for at least 12 months, upon the lapse of the vesting period on a pro-rata basis (percentage of time from the grant date or the start of the performance period, as applicable, to the termination date). Ms. Striedel’s Retention RSU Award would vest in full, even if outstanding for less than 12 months. The equity award vesting is subject to the applicable NEO’s execution of a separation agreement and release of claims, at the Company’s request. All other unvested RSUs, PSUs, and NQSOs held by the NEO will be forfeited upon the NEO’s termination related to death or disability.

The following table shows the estimated cash amounts and the estimated value of equity award vesting for each termination scenario, assuming that the termination, change in control event or death or disability event occurred December 31, 2024:

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EXECUTIVE COMPENSATION

Estimated Benefits in the Event of a Change in Control Without Termination, Change in Control with Involuntary/Without Cause or Voluntary/Good Reason Termination, Termination Involuntary Not for Cause, Termination Voluntary for Good Reason, and Death or Disability, In Dollars ($)

	Change in Control Without Termination ($)		Change in Control Termination Involuntary/ Without Cause or Voluntary/ Good Reason ($)[5]		Termination Involuntary Not for Cause ($)		Termination Voluntary for Good Reason ($)		Death or Disability ($)[12]

Barry
Cash Severance	—		2,970,000	[1]	1,200,000	[1]	1,200,000	[1]	1,200,000	[1]
Annual Incentive Cash Bonus (MIP)	263,640	[2]	263,640	[2]	263,640	[2]	263,640	[2]	263,640	[2]
PSUs	542,158	[4]	542,158	[4]	—		—		—
RSUs	697,079	[3]	697,079	[3]	—		—		—
Welfare Benefits	—		50,623	[6]	16,874	[15]	—		—
Outplacement Services[13]	—		20,000		20,000		—		—
Total	1,502,877		4,543,500		1,500,514		1,463,640		1,463,640

Ingersoll
Cash Severance	—		2,366,400	[1]	493,000	[1]	—		—
Annual Incentive Cash Bonus (MIP)	284,800	[2]	284,800	[2]	—		—		284,800	[2]
NQSOs[14]	104,584	[3]	104,584	[3]	104,584	[9]	104,584	[9]	—
PSUs	915,382	[4]	915,382	[4]	683,674	[9]	—		683,674	[9]
RSUs	699,162	[3]	699,162	[3]	327,089	[9]	—		327,089	[9]
Welfare Benefits	—		57,771	[6]	19,257	[15]	—		—
Incremental Pension Benefit	—		437,318	[7]	—		—		—
Defined Contribution Benefit	4,544,717	[8]	4,544,717	[8]	4,544,717	[10]	4,544,717	[10]	4,544,717	[11]
Outplacement Services[13]	—		20,000		20,000		—		—
Total	6,548,645		9,430,134		6,192,321		4,649,301		5,840,280

Striedel
Cash Severance	—		1,533,000	[1]	343,708	[1]	—		—
Annual Incentive Cash Bonus (MIP)	140,600	[2]	140,600	[2]	—		—		140,600	[2]
PSUs	211,657	[4]	211,657	[4]	158,081	[9]	—		158,081	[9]
RSUs	611,379	[3]	611,379	[3]	523,014	[9]	401,805	[9]	523,014	[9]
Welfare Benefits	—		57,321	[6]	17,992	[15]	—		—
Outplacement Services[13]	—		20,000		20,000		—		—
Total	963,636		2,573,957		1,062,795		401,805		821,695

1.
Amounts reported as cash severance payments in the “Change in Control Termination Involuntary / Without Cause or Voluntary / Good Reason” column were calculated in accordance with the terms of the Executive Severance Plan. See “—Change in Control and Change in Control Severance—Change in Control with Termination” above. Amounts reported as cash severance payments in the “Termination Involuntary Not for Cause,” “Termination Voluntary for Good Reason” and “Death or Disability” columns were calculated in accordance with the terms of the Pay Continuation Policy, and the Barry Non-CIC Severance Agreement, as applicable. See “—Involuntary Termination Not For Cause” and “—Voluntary Termination For Good Reason” above.
2.
Pursuant to the MIP, upon a change in control, regardless of whether there is also a termination of employment, each of the NEOs included in this table would be entitled to receive a pro-rata portion of the annual cash incentive granted under the MIP for the year in which the change in control occurs, calculated based on the achievement of performance measures through the date of the change in control. See “—Change in Control and Change in Control Severance” above. Amounts reported as annual incentive cash bonus in the “Termination Involuntary Not for Cause,” “Termination Voluntary for Good Reason” and “Death or Disability” columns were calculated in accordance with the terms of the Barry Non-CIC Severance Agreement and the MIP, as applicable. See “—Involuntary Termination Not For Cause” and “—Voluntary Termination For Good Reason” above.
3.
Upon a change in control, regardless of whether there is a termination of employment, any outstanding RSUs or NQSOs would fully vest. See “—Change in Control and Change in Control Severance” above.
4.
Upon a change in control, regardless of whether there is also a termination of employment, the NEOs included in this table would be entitled to receive PSUs at a 100% achievement level, prorated from the start date of the performance period to the date of the change in control. See “—Change in Control and Change in Control Severance” above.

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EXECUTIVE COMPENSATION

5.
If the payouts and vesting described in the “Change in Control without Termination” column were to occur upon a change in control, then in the event of a later termination in connection with the change in control, there would be no additional cash incentives paid under the MIP and the awards that vested upon the change in control would no longer be outstanding.
6.
The NEOs included in this table receive continued welfare benefits coverage for the severance period of three years times a fraction, the numerator of which is 36 minus the number of full months from the date of the change in control through the last day of the NEO’s employment, and the denominator of which is 36 months. For purposes of this table, we have assumed the maximum coverage period of three years. See “—Change in Control and Change in Control Severance—Change in Control with Termination” above.
7.
The Executive Severance Plan provides a special retirement benefit to Ms. Ingersoll in the form of an additional benefit accrual under the SERP, determined as if she continued employment during the severance period with the severance compensation included in her final average compensation as defined by the SERP. See “Pension Benefits for Fiscal Year Ended December 31, 2024.”
8.
Under the Defined Contribution Plan, upon a change in control, Ms. Ingersoll’s contribution accounts will vest. If we terminate Ms. Ingersoll without cause (as that term is defined in the Defined Contribution Plan) within three years after a change in control, she will receive any company discretionary contribution that would have been credited to her company discretionary contribution account had she continued to be employed through the earlier of: (i) age 60; or (ii) the third anniversary of her termination date. See “Non-Qualified Deferred Compensation for Fiscal Year Ended December 31, 2024.”
9.
In the event of an involuntary termination without cause or a voluntary termination for good reason, NQSOs would fully vest as of the date of termination. In the event of an involuntary termination without cause or a termination related to death or disability, RSUs (except as described below) and PSUs, in each case, that have been outstanding for at least 12 months, would vest upon the lapse of the vesting period on a pro-rata basis (based on the percentage of time from the grant date or the start of the performance period, as applicable, to the termination date). Ms. Striedel’s Retention RSUs would vest in full in the event of an involuntary termination without cause, a voluntary termination for good reason or a termination related to death or disability. See “—Involuntary Termination Not for Cause,” “—Voluntary Termination for Good Reason,” and “Death or Disability” above.
10.
Ms. Ingersoll is the only current employee who participates in the Defined Contribution Plan. Under the provisions of the Defined Contribution Plan, if Ms. Ingersoll’s employment is terminated, voluntarily or involuntarily, under circumstances other than retirement, death or disability she will receive her vested account balance in either a lump-sum payment or annual installment payments, at her election. See “Non-Qualified Deferred Compensation for Fiscal Year Ended December 31, 2024.”
11.
Under the provisions of the Defined Contribution Plan, if Ms. Ingersoll’s employment is terminated as a result of her death or disability, she will receive her vested account balance in a lump-sum payment. See “Non-Qualified Deferred Compensation for Fiscal Year Ended December 31, 2024.”
12.
The amounts in this column presume the occurrence of an event constituting death or disability on December 31, 2024.
13.
The amounts set forth in this row are estimates, and actual payments would likely vary.
14.
For the NQSOs, the aggregate value is equal to the difference between the exercise price of the accelerated NQSOs and the closing price per share of our common stock on December 31, 2024, multiplied by the number of accelerated NQSOs. This table only includes the value of NQSOs that were in-the-money as of December 31, 2024.
15.
The NEOs included in this table receive continued welfare benefits coverage for the salary continuation period described under “Termination Involuntary Not for Cause” above.

Payments and Potential Payments to Former NEOs

Mr. Linde and Mr. Stelmach

Neither Mr. Linde nor Mr. Stelmach received any severance in connection with their transitions upon the closing of the Transaction, and as the buyer assumed all accrued liabilities with respect to their participation in the 2024 MIP, they did not receive any payouts under the 2024 MIP from the Company. In accordance with the terms of the applicable compensation programs and award agreements described in the narratives above, each remained entitled to: (1) continued eligibility for vesting of the 2023 PSUs, based on actual performance for the 2023-2025 performance period and prorated for the time each was in service with the Company from the beginning of the performance period through the termination date, (2) vesting of outstanding and unvested RSUs that were granted before 2024, prorated for the time each was in service with the Company from the grant date through the termination date, and (3) vesting of outstanding unvested NQSOs and exercise any outstanding vested NQSOs for a period of three months following the termination date. Messrs. Linde and Stelmach each forfeited the RSUs and PSUs that had been granted in 2024, as such awards had not been outstanding for 12 months at the time of their respective transitions.

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EXECUTIVE COMPENSATION

Mr. Moster

As described in the CD&A subsection “CEO Transition and Compensation Arrangements—Mr. Moster,” in accordance with the Moster Transition Agreement, in the event of a change in control of the Company or a termination of Mr. Moster’s employment by the Company other than for cause, or due to his death or disability, in each case occurring on December 31, 2024 (and, where relevant, assuming a closing price of $42.51 per share for Pursuit’s common stock on December 31, 2024, the last trading day of the year), Mr. Moster would have been entitled to receive the following estimated cash amounts and the estimated value of equity award vesting:

	Change in Control Without Termination ($)	Change in Control Termination Involuntary Not for Cause ($)	Termination Involuntary Not for Cause ($)	Death ($)	Disability ($)
Cash Severance[1]	—	1,930,000	1,930,000	1,930,000	—
Annual Incentive Cash Bonus (MIP)[2]	937,000	937,000	937,000	937,000	—
NQSOs[3]	423,182	423,182	423,182	423,182	—
PSUs[4]	—	3,703,797	3,703,797	3,703,797	3,703,797
RSUs[5]	2,828,998	2,828,998	1,432,672	1,432,672	1,432,672
Welfare Benefits[6]	—	44,541	44,541	44,541	—
Outplacement Services[7]	—	20,000	20,000	—	—
Total	4,189,180	9,887,518	8,491,192	8,471,192	5,136,469

1.
Amount represents the cash severance that would be payable in a lump sum in accordance with the Moster Transition Agreement in the event of a termination of Mr. Moster’s employment as an advisor to the Company without cause (as defined in the Moster Transition Agreement) or due to his death.
2.
Pursuant to the MIP, upon a change in control, regardless of whether there is also a termination of employment, Mr. Moster would be entitled to receive a pro-rata portion of the annual cash incentive granted under the MIP for the year in which the change in control occurs, calculated based on the achievement of performance measures through the date of the change in control. In addition, pursuant to the Moster Transition Agreement, in the event of a termination of his employment as an advisor to the Company without cause or due to his death, he would remain entitled to payment of his 2024 annual cash incentive under the MIP (to the extent unpaid). Amounts shown in this row represent the actual (not prorated) annual cash incentive that Mr. Moster received with respect to 2024.
3.
In the event of a change in control, regardless of whether there is a termination of employment, any outstanding NQSOs would fully vest. In accordance with the Moster Transition Agreement, the event of a termination of Mr. Moster’s employment without cause or due to his death, any outstanding NQSOs that would have vested on or prior to March 1, 2025 would vest in full. The aggregate value shown in this row equal to the difference between the exercise price of the accelerated NQSOs and the closing price per share of our common stock on December 31, 2024, multiplied by the number of accelerated NQSOs. This table only includes the value of NQSOs that were in-the-money as of December 31, 2024.
4.
In the event of a termination without cause or a termination related to death or disability, the vesting of Mr. Moster’s outstanding PSUs would vest upon the lapse of the vesting period on a pro-rata basis (based on the percentage of time from the start of the performance period to the termination date).
5.
Upon a change in control, regardless of whether there is a termination of employment, any outstanding RSUs would fully vest. In accordance with the Moster Transition Agreement, in the event of a termination of Mr. Moster’s employment without cause or due to his death or disability, any outstanding RSUs that would have vested on or prior to March 1, 2025 would vest in full.
6.
Amount represents the value of two years of continued welfare benefits coverage.
7.
Amount represents the estimated value of outplacement services. Actual payments would likely vary.

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EXECUTIVE COMPENSATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information, as of December 31, 2024, with respect to shares of our common stock that may be issued under existing equity compensation plans. The category “Equity Compensation Plans Approved by Security Holders” in the table below includes the amended and restated 2017 Plan, which our shareholders approved at the 2022 annual meeting of shareholders on May 24, 2022 (the 2017 Plan as amended and restated, the “2022 Plan”):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders:

2022 Plan¹	425,978	$35.93	710,023

Equity Compensation Plans Not Approved by Security Holders:	—	—	—

1.
The 2022 Plan has a 10-year term and provides for the following types of awards to officers, directors, and certain other employees: (a) incentive stock options and NQSOs; (b) restricted stock (and units); (c) performance units or performance shares; (d) stock appreciation rights; (e) cash-based awards; and (f) certain other stock-based awards. The number of shares of common stock authorized for grant under the 2022 Plan is limited to 2,590,000 shares. Any shares awarded under the 2022 Plan that are terminated (by cancellation, expiration, forfeiture, or otherwise), settled in cash, or exchanged with the Human Resources Committee’s permission before they are issued, will be available again for grant under the 2022 Plan.

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EXECUTIVE COMPENSATION

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are providing the following disclosure that compares the annual total compensation of our “median employee” to the annual total compensation of our Principal Executive Officer, our CEO. For purposes of this disclosure, our CEO is Steven W. Moster, who served in that role for the entire 2024 fiscal year through December 31, 2024 and was serving as CEO on our median employee determination date (as described below). David W. Barry commenced serving as CEO on December 31, 2024.

To calculate our 2024 CEO pay ratio, we elected to utilize the same median employee we had identified in 2023 using the identification process described below, because there were no subsequent changes to our employee population or compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. While the sale of GES impacted our workforce, the sale was not effective until the last day of our 2024 fiscal year (as described elsewhere in this Proxy Statement). Our employee population and compensation arrangements did not otherwise change year-over-year from our median employee determination date in a manner that we believe would necessitate re-determining the median employee in 2024.

The process that we used to determine our median employee in 2023 is summarized below:

•
To determine our median employee, we included base salary, which is paid in the form of hourly wages, and overtime paid, as the consistently applied compensation measure (“CACM”) for all employees. We selected these pay elements because they were the most consistently paid across our organization. We reviewed compensation as of December 13, 2023, our median employee determination date, to determine our median employee. As of that date, and according to the definition provided under Dodd-Frank, we had 6,286 employees, though not all of these employees were actively working at that time. In determining our median employee, we excluded employees from countries that represent 5% or less of our global headcount. The excluded countries were The Netherlands, the United Kingdom, Germany, Romania, and the United Arab Emirates, which, combined, represented less than 1% of our total headcount.
•
We collected employee pay data to identify a narrow range of employees around our estimated median pay for 2023 of $29,120, based on the CACM methodology. Using a range of pay within +/-5% of this estimated median, we identified a median group of 797 employees. We then conducted further analysis of prior years’ earnings to identify 4 employees from this group with relatively stable earnings over the past several years. Finally, from this list of employees, we selected our median employee, who is a Team Lead within the Legacy Pursuit organization.

To determine our 2024 CEO pay ratio, we collected additional elements of pay for our median employee pursuant to Item 402(c)(2)(x) of Regulation S-K, which is the same methodology used to determine compensation for our CEO in the Summary Compensation Table in this Proxy Statement. Accordingly, the table below provides the annual total compensation for our median employee and for our CEO for 2024, as well as the ratio of our CEO’s total compensation to that of the median employee.

CEO Pay Ratio – includes part-time and seasonal employees:

2024 Total Annual Compensation – Median Employee	$64,623

2024 Total Annual Compensation – Steven W. Moster, CEO	$6,853,062

Ratio of CEO Compensation to the Median Employee	106:1

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EXECUTIVE COMPENSATION

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to the CD&A.

	Summary Compensation Table Total for PEO		Compensation Actually Paid to PEO				Value of Initial Fixed $100 Investment Based on:
Year	Barry[1]	Moster[1]	Barry[2]	Moster[2]	Average Summary Compen- sation Table Total for Non-PEO NEOs[3]	Average Compen- sation Actually Paid to Non-PEO NEOs[4]	Total Share- holder Return[5]	Peer Group Total Share- holder Return[6]	Net Income (in millions)[7]	EBITDA (in millions)[8]
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2024	3,706,721	6,853,062	4,145,905	9,177,170	1,950,150	1,642,314	63.19	124.64	368.5	198.1

2023	—	6,987,373	—	10,380,281	1,657,102	2,439,012	$53.81	$118.64	16.0	148.3

2022	—	6,289,986	—	2,262,720	2,056,095	(383,561)	$36.26	$98.06	23.2	118.8

2021	—	6,338,525	—	6,499,595	1,125,285	1,614,890	$63.61	$123.14	(92.7)	6.3

2020	—	3,207,949	—	(904,981)	1,585,916	1,383,262	$53.77	$126.83	(374.1)	(64.0)

1.
The dollar amounts reported in column (b) are the amounts of total compensation reported for Messrs. Barry (who served as our principal executive officer (“PEO”) in 2024) and Moster (who served as our PEO in 2024, 2023, 2022, 2021, and 2020) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”
2.
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Messrs. Barry and Moster, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Messrs. Barry and/or Moster during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Messrs. Barry and Moster’s total compensation for 2024 to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO

Barry 2024	$3,706,721	$(2,819,469)	$3,258,653	$4,145,905

Moster 2024	$6,853,062	$(4,875,530)	$7,199,638	$9,177,170

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for 2024.
(b)
The equity award adjustments for 2024 include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in 2024 that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of 2024 (from the end of 2023) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of 2024; (iii) for awards that were granted and vested in 2024, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in 2024, the amount equal to the change as of the vesting date (from the end of 2023) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during 2024, a deduction for the amount equal to the fair value at the end of 2023; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in 2024 prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for 2024. The valuation assumptions used to calculate fair values did not materially differ from those disclosed as of the grant date of the equity awards. The amounts deducted or added in calculating the equity award adjustments are as follows:

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EXECUTIVE COMPENSATION

Year	Year End Fair Value of Equity Awards Granted in the Year	Change in Fair Value from End of Prior Year to the End of Covered Year of Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value on the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments

Barry 2024	$3,258,653	—	—	—	—	—	$3,258,653

Moster 2024	$5,634,984	$1,814,910	—	$716,037	$(966,293)	—	$7,199,638

3.
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Messrs. Barry and Moster for 2024 and Mr. Moster for 2020 through 2023) (the “Non-PEO NEOs”) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Ellen M. Ingersoll, Leslie S. Striedel, Derek P. Linde, and Jeffrey A. Stelmach; (ii) for 2023 and 2022, Ellen M. Ingersoll, David W. Barry, Derek P. Linde, and Jeffrey A. Stelmach; (iii) for 2021, Ellen M. Ingersoll, David W. Barry, Derek P. Linde, and Leslie S. Striedel; and (iv) for 2020, Ellen M. Ingersoll, Jay A. Altizer, David W. Barry, and Derek P. Linde.
4.
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group for 2024 to determine the compensation actually paid, using the same methodology described above in footnote 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs(b)

2024	1,950,150	$(858,888)	$551,052	1,642,314

(a)
The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year	Average Change in Fair Value from End of Prior Year to End of Covered Year of Equity Awards Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value on the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Average Total Equity Award Adjustments

2024	$464,225	$251,505	—	$84,187	$(341,171)	—	$551,052

(b)
The average “compensation actually paid” to the Non-PEO NEOs as a group does not reflect any adjustments attributable to “service cost” or “prior service cost” for any defined benefit pension plans reported in the Summary Compensation Table for each applicable year. Ms. Ingersoll was the only NEO who participated in a defined benefit pension plan in each covered year. However, the benefits under such plan are frozen and there is no “service cost” or “prior service cost” to report with respect thereto. As such, the amount reported with respect to such benefit in the “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year is reflected in the average Summary Compensation Table “Total” and has not been adjusted.
5.
Represents Pursuit’s cumulative total shareholder return (“TSR”) per $100 invested from December 31, 2019, through December 31 of each of the respective years shown, calculated in accordance with Item 201(e) of Regulation S-K.
6.
Represents the peer group’s cumulative TSR per $100 invested from December 31, 2019, through December 31 of each of the respective years shown (with dividends reinvested, as applicable). The peer group used for this purpose is the S&P SmallCap 600 Hotels, Restaurants & Leisure index, of which Pursuit is a constituent, which is one of the peer groups used for the performance graph included in our 2024 Form 10-K as required under Regulation S-K Item 201(e)(1)(ii). In the proxy statement for the 2024 annual meeting, we referenced the S&P SmallCap 600 Commercial Services & Supplies index for this purpose. We made this change to better align with the strategic transformation

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EXECUTIVE COMPENSATION

of the Company as a result of the Transaction. The peer group TSR for the prior index was as follows: $87.91 for 2020; $94.13 for 2021; $82.03 for 2022; $96.91 for 2023; and $118.45 for 2024.
7.
Represents net income (loss) attributable to Pursuit as reported in the Company’s audited financial statements for the applicable year.
8.
Represents EBITDA, a non-GAAP measure, the company-selected measure used for determining Pursuit’s MIP achievement as described in the “Short-Term (Annual) Incentives” section of the CD&A.

Financial Performance Measures

The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are (in no particular order):

EBITDA

EBITDA Margin

Relative TSR

Analysis Of The Information Presented In The Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following graphs setting forth relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and TSR

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EXECUTIVE COMPENSATION

Compensation Actually Paid and Net Income

Compensation Actually Paid and EBITDA

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EXECUTIVE COMPENSATION

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-Public Information

The Company does not grant stock options, stock appreciation rights, or similar instruments with option-like features and has no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

72 | Pursuit 2025 PROXY STATEMENT

Audit Committee Report for The Year Ended December 31, 2024

Management has primary responsibility for Pursuit’s financial statements and reporting process, including the systems of internal control over financial reporting. In accordance with our charter, we assist the Board of Directors in overseeing Pursuit’s accounting, financial reporting processes, and the audits of the Company’s financial statements. In addition, we assist the Board in overseeing:

•
the integrity of Pursuit’s financial statements and disclosures;
•
Pursuit’s internal control environment;
•
the qualifications, independence, engagement and performance of Pursuit’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”);
•
enterprise risk and mitigating approaches, including cybersecurity;
•
Pursuit’s internal audit function and its performance; and
•
Pursuit’s compliance with legal and regulatory requirements, including its Always Honest Compliance and Ethics Program.

Disclosure Controls and Internal Control Over Financial Reporting

Management develops and maintains adequate systems of internal accounting and financial controls and annually, Deloitte expresses an opinion on the effectiveness of Pursuit’s internal control over financial reporting. In accordance with our charter, we discussed and reviewed with Management the adequacy of those controls.

Throughout 2024, Management tested and evaluated its system of internal control over financial reporting and then regularly updated Deloitte and us regarding their findings. We also reviewed Deloitte’s audit report relating the effectiveness of the Company’s internal control over financial reporting.

Independent Registered Public Accounting Firm

In accordance with our charter, we appointed Deloitte as Pursuit’s independent registered public accounting firm for 2025. In determining whether to reappoint Deloitte, we considered, among other things, the firm’s independence, the length of time the firm has been engaged, the quality of the ongoing discussions with the firm, and the firm’s familiarity with Pursuit’s global operations and businesses, accounting policies and practices, and internal control over financial reporting. We also assessed the firm’s, and the lead audit partner’s, professional qualifications and past performance. We concluded that Deloitte is independent and should serve as Pursuit’s independent registered public accounting firm for 2025.

Financial Statements Recommendation

Management prepared the Company’s 2024 financial statements, and Deloitte audited and then issued a report on those financial statements indicating that they are complete, accurate, and in accordance with generally accepted accounting principles. We recommended that the Company’s 2024 audited financial statements be included in Pursuit’s 2024 Annual Report on Form 10-K, filed with the SEC on March 17, 2025. A copy of Deloitte’s report is included with your proxy materials. In connection with our recommendation, we:

•
Reviewed and discussed Pursuit’s audited financial statements with both Management and Deloitte;

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AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2024

•
Discussed with Deloitte the overall scope and plans for their audits of Pursuit’s businesses, including evaluating the effectiveness of internal control over financial reporting in accordance with the applicable requirements of the Public Accounting Oversight Board (the “PCAOB”);
•
Received from Deloitte the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with us concerning independence; and
•
Discussed with Deloitte their independence from Pursuit, including reviewing non-audit services and fees to assure compliance with (i) regulations prohibiting Deloitte from performing specific services that could impair its independence, and (ii) Pursuit’s and the Audit Committee’s policies.

This Audit Committee report shall not be deemed incorporated by reference in any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, except to the extent that Pursuit specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee
Virginia L. Henkels, Chair
Denise M. Coll
Joshua E. Schechter

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Proposal 2: Ratification of the Selection of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2025

The Audit Committee is directly responsible for selecting, appointing, determining the compensation for, retaining, overseeing, and terminating our independent registered public accounting firm (the “independent auditor”). Annually, the Audit Committee reviews the independent auditor’s qualifications, performance, and independence, and determines whether to replace the independent auditor.

Based on its review, the Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent auditor to conduct the 2025 annual audit. Deloitte has served as our independent auditor since at least 1929. The Board considers the selection of Deloitte as the Company’s independent auditor for 2025 to be in the best interests of the Company and its shareholders. In reaching this conclusion, the Audit Committee considered Deloitte’s integrity, controls, and processes to ensure Deloitte’s independence, objectivity, industry and company-specific experience, quality and effectiveness of personnel and communications, commitment to serving the Company, appropriateness of fees for audit and non-audit services, and tenure as the Company’s auditors, including the benefits of having a long-tenured auditor.

We expect Deloitte representatives to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from shareholders.

Although Deloitte’s appointment as the Company’s independent auditor does not require shareholder approval, our Board and the Audit Committee believe it is desirable as a good corporate governance practice to request that our shareholders ratify the appointment. If the shareholders do not ratify the appointment, the Audit Committee, in its discretion, may retain Deloitte or select different independent auditors if it subsequently determines that such a change would be in the best interest of the Company and our shareholders.

Board Recommendation The Board recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.

Audit Committee Pre-Approval Policy

In accordance with its charter, the Audit Committee’s policy is to pre-approve all of Deloitte’s audit and permissible non-audit services. These services may include audit, audit-related, tax, and other permissible non-audit services. Any service incorporated or identified within Deloitte’s engagement letter and the written annual service plan, both of which the Audit Committee approves, are deemed pre-approved up to the dollar amount specified.

Throughout the year, Deloitte also provides additional accounting research and consultation services required by, and incidental to, the audit of our financial statements and related reporting compliance. The Audit

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PROPOSAL 2: RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025

Committee considers these additional audit-related services pre-approved up to the amount specified in the annual service plan. The Audit Committee may also pre-approve services on a case-by-case basis, or the Audit Committee Chair may give such pre-approval in writing on behalf of the Audit Committee. The Chair reviews all pre-approvals with the full Committee not later than the Audit Committee’s next meeting. Periodically, the Audit Committee asks Deloitte to summarize the services and fees paid to date, and to report on the approval of the services and fees in accordance with the Audit Committee’s required pre-approval process.

Fees and Services of Independent Registered Public Accounting Firm

The following is a summary of the aggregate fees Deloitte & Touche LLP billed us for professional services provided for the fiscal years ended December 31, 2024, and 2023:

Fee Category	2024 Fees ($)	2023 Fees ($)

Audit Fees[1]	2,707,175	1,715,000
Audit-Related Fees[2]	187,215	170,365
Tax Fees[3]	—	—
Total Fees	2,894,390	1,885,365

1.
Audit Fees. Includes fees billed for professional services provided for the audits of our financial statements and of our internal control over financial reporting for the fiscal years ended December 31, 2024, and 2023, and for reviewing the financial statements included in our quarterly reports on Form 10-Q for those fiscal years. Also includes $732,175 in fees billed for professional services provided related to the Transaction and $75,000 in fees related to other transactions.
2.
Audit-Related Fees. Consists of fees billed for audit-related services, which generally include fees for separate audits of employee benefit and pension plans, certain due diligence assistance, and consultation, including ad hoc fees for consultation on financial accounting and reporting standards.
3.
Tax Fees. Consists of fees billed for tax services including fees for corporate tax planning, consulting, and compliance.

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Proposal 3: Advisory Approval of Named Executive Officer Compensation

The Human Resources Committee, which is composed entirely of independent directors, and the full Board believe that the executive compensation policies, procedures, and decisions made with respect to our NEOs are competitive, are based on our pay for performance philosophy, and are focused on achieving our goals and enhancing shareholder value. As most recently approved by shareholders at the annual meeting of shareholders in 2024, and consistent with the Board’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis.

Pursuant to Section 14A of the Exchange Act, our shareholders have an opportunity to vote to approve, on an advisory basis, our NEOs’ compensation, as disclosed in this Proxy Statement. This annual vote is not intended to address any specific element of our executive compensation program, but rather the overall compensation program for our NEOs. In considering your vote, you may wish to review the CD&A and the “Executive Compensation” sections of this Proxy Statement, which contain details of our compensation policies, procedures, and decisions regarding our NEOs.

For these reasons and as discussed in the CD&A section of this Proxy Statement, the Board recommends that our shareholders vote “FOR” the adoption of the following resolution:

RESOLVED, that the Pursuit Attractions and Hospitality, Inc. (the “Company”) shareholders approve, on an advisory basis, the overall compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, Summary Compensation Table, and related compensation tables, notes, and narrative discussion in the Proxy Statement for the Company’s 2025 annual meeting of shareholders.

Although this advisory vote is not binding upon the Board or Pursuit, the Board and the Human Resources Committee will review and consider the voting results, as they have in previous years, when making future decisions regarding executive compensation.

Board Recommendation The Board of Directors recommends that you vote “FOR,” approval, on an advisory basis, of the compensation of our Named Executive Officers.

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General Information About The Annual Meeting

Who Can Vote

Each holder of record of Pursuit common stock as of the Record Date, March 25, 2025, will be entitled to one vote on each matter for each share of common stock held on the Record Date.

At the close of business on the Record Date, a total of 28,199,647 shares of Pursuit common stock were outstanding and entitled to vote.

Board Recommendations on Proposals

The following table summarizes the proposals to be voted on at the Annual Meeting and our Board’s voting recommendations with respect to each proposal.

Proposals		Board’s Recommendation
1.

Elect three Class III directors (David W. Barry, Beverly K. Carmichael and Denise M. Coll) to serve until the 2028 annual meeting of shareholders, one Class II director (Brian P. Cassidy) to serve until the 2027 annual meeting of shareholders and one Class I director (Jill H. Bright) to serve until the 2026 annual meeting of shareholders

FOR each Director Nominee
2.	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2025	FOR
3.	Approve, on an advisory basis, the compensation of our named executive officers	FOR

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Voting Requirements

The following chart describes the proposals to be considered at the Annual Meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Election of directors	FOR, AGAINST or ABSTAIN with respect to each director nominee.

Uncontested - Majority of votes cast; each director nominee must receive more votes FOR than AGAINST.*

Contested – Plurality voting; the director nominees receiving the greatest number of FOR votes will be elected as directors.

			No effect. An abstention does not count as a vote cast.	No effect; no broker discretion to vote.
Ratification of selection of Deloitte & Touche LLP	FOR, AGAINST or ABSTAIN.	Majority of the votes cast; shares voted FOR the proposal must exceed the number of shares voted AGAINST the proposal.	No effect. An abstention does not count as a vote cast.	No broker non-votes; brokers have discretion to vote.
Advisory vote to approve executive compensation	FOR, AGAINST or ABSTAIN.	Majority of the votes cast; shares voted FOR the proposal must exceed the number of shares voted AGAINST the proposal.**	No effect. An abstention does not count as a vote cast.	No effect; no broker discretion to vote.

* In an uncontested election, a director nominee who does not receive a majority of the votes cast must tender his or her resignation, and the Board of Directors, through a process managed by the Corporate Governance and Nominating Committee, will decide whether to accept the resignation.

** Because this vote is advisory only, it will not be binding on us or on our Board of Directors. However, our Board of Directors and Human Resources Committee will consider the outcome of the vote when making future decisions regarding executive compensation and the frequency at which advisory votes to approve executive compensation will be conducted.

Participation in the Annual Meeting

The virtual meeting format enables shareholders to participate fully, and equally, from any location around the world, at little to no cost. We designed the format of our Annual Meeting to ensure that our shareholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. Our directors will also attend the meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. MDT. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our shareholders to access the meeting prior to the start time.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Log in Instructions. Shareholders can register to attend the virtual meeting at www.proxydocs.com/PRSU. Shareholders will need their control number which appears on the Notice of Internet Availability of proxy materials, or the proxy card (printed in the gray box), or on any additional voting instructions that accompanied your proxy materials. In the event that you do not have a control number, please contact your broker, bank or other nominee as soon as possible and no later than May 15, 2025, so that you can be provided with a control number and gain access to the meeting. Once registered, shareholders will receive an e-mail with a unique link, and instructions on how to attend the meeting one hour prior to the start of the meeting.

Submitting questions at the virtual Annual Meeting. As part of the Annual Meeting, we will hold a question-and-answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Our shareholders will be able to submit questions during the Annual Meeting by registering to attend the virtual meeting at www.proxydocs.com/PRSU. Shareholders will need their unique control number which appears on their Notice of Internet Availability of proxy materials, or on any additional voting instructions that accompanied your proxy materials. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

Technical Support. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.

Voting Your Proxy

Under NYSE rules, if you are a beneficial shareholder, your vote instructs your bank, broker, or other nominee (collectively, a “nominee”) as the holder of record, how to vote your shares. If you do not provide voting instructions, your nominee may still vote your shares, but only on “routine” matters. The only routine matter at this Annual Meeting is Proposal 2, ratifying the appointment of Deloitte & Touche LLP. Accordingly, if you do not provide voting instructions, your nominee may not vote your shares on Proposals 1 (Election of Directors) or 3 (Advisory Vote on Executive Compensation) but may vote your shares on Proposal 2 (Ratification of Selection of Deloitte & Touche LLP). If your nominee votes your shares on Proposal 2, then your nominee’s inability to vote your shares on Proposals 1 and 3 results in a broker non-vote with respect to those proposals. Abstentions and broker non-votes are not included in the vote totals and, as such, will not affect the outcome of the proposals.

If you are a record holder and return a signed proxy card or submit your proxy by telephone or over the internet, the proxy will vote your shares in accordance with your instructions. If you return your signed proxy card, but do not indicate how to vote on the proposals, the proxy will vote your shares “For” the election of each of the directors named in proposal 1 and “For” each of proposals 2 and 3. If you are a 401(k) participant, your signed proxy card will instruct the respective plan trustee how to vote your shares. If you do not provide voting instructions, the trustees will vote your shares in accordance with the majority of shares voted in the plans.

Eliminating Duplicative Proxy Materials

To reduce printing and mailing costs, we adopted a procedure approved by the SEC called “householding.” Shareholders of record who have indicated that they would like to continue to receive copies of the proxy materials and who have the same address and last name will receive only one copy of this Proxy Statement and 2024 Form 10-K. Shareholders who participate in householding will continue to receive separate proxy cards. If you do not wish to participate in householding and prefer a separate copy of this Proxy Statement and the 2024 Form 10-K, or separate copies of these documents in the future, or if you are currently receiving separate copies of these documents and would like to request delivery of a single copy of the documents in the future, please contact EQ Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0874 (telephone number: 1-800-453-2235). We will promptly deliver a separate copy of this Proxy Statement and 2024 Form 10-K upon receiving your request. Beneficial owners can request information about householding from their nominees.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Other Business

The Board of Directors knows of no other matters to be considered at the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

Solicitation of Proxies

We are providing these proxy materials in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting. We will pay for the cost of solicitation. We will solicit proxies primarily through the mail, but our directors, officers, and employees may solicit proxies personally, by telephone, or otherwise, and no additional compensation will be paid to them. We will also reimburse nominees and other fiduciaries for their reasonable expenses in sending proxy materials to beneficial owners of Pursuit shares.

How to Vote

Your vote is important! Please cast your vote and play a part in Pursuit’s future.

Shareholders of record, who hold shares registered in their names, can vote by:

Internet www.proxydocs.com/PRSU prior to the virtual Annual Meeting (and during the virtual Annual Meeting by registering at www.proxydocs.com/PRSU)	Calling 866-834-6031 Toll-free from the U.S. or Canada	Mail Return the signed proxy card

The deadline for voting online or by telephone is 8:00 a.m. MDT on May 22, 2025. If you vote by mail, your proxy card must be received before the Annual Meeting. If you hold shares in a Pursuit 401(k) plan, your voting instructions must be received by 11:59 p.m. ET on May 19, 2025.

Shareholders of record may vote online during the Annual Meeting. Beneficial owners, who own shares through a bank, brokerage firm, or other nominee, may vote online during the Annual Meeting as described below. You may cast your vote electronically during the Annual Meeting using the control number which appears on the Notice of Internet Availability of proxy materials, or the proxy card (printed in the gray box), or on any additional voting instructions that accompanied your proxy materials. If you do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number.

Beneficial owners, who own shares through a bank, brokerage firm, or other nominee, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the internet, as provided by the bank, broker, or other nominee. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. A beneficial owner may only vote online during the annual meeting if the beneficial owner has obtained (and provided to the Company) a valid legal proxy to vote the shares from the record holder. Please vote all of your shares.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

If you are a shareholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote during the Annual Meeting while participating in the Annual Meeting. Even if you plan to participate in our Annual Meeting via virtual web conference, please submit your proxy or provide your voting instructions as soon as possible.

A list of shareholders entitled to vote will be available for examination for 10 days ending the day prior to the Annual Meeting at our principal executive office at the address listed above.

Revoking Your Proxy

You may revoke your proxy by:

•
Delivering a signed, written revocation letter prior to the closing of the polls at the Annual Meeting, dated later than the proxy, to the Corporate Secretary, at our principal executive office as listed in the notice of meeting attached to this Proxy Statement;
•
Delivering a signed proxy, dated later than the first one prior to the closing of the polls at the Annual Meeting, the Corporate Secretary, at our principal executive office as listed in the notice of meeting attached to this Proxy Statement;
•
Submitting a later dated proxy over the Internet or by telephone prior to the time the voting facilities close; or
•
Participating in the Annual Meeting webcast and voting during the meeting. Your participation at the meeting will not by itself revoke your proxy unless you choose to vote during the meeting.

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Submission of Shareholder Proposals and Director Nominations

Pursuant to Rule 14a-8 of the Exchange Act, shareholder proposals intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at our 2026 annual meeting of shareholders must be received at our principal executive offices not later than the close of business, Denver local time, on December 10, 2025, which is 120 days prior to the first anniversary of the mailing date of this Proxy Statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our 2026 Proxy Statement.

Under our Bylaws, any shareholder proposal or director nomination that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2026 annual meeting, must be received at our principal executive offices no earlier than the close of business on January 22, 2026, and no later than the close of business on February 21, 2026. If the date of the annual meeting of shareholders is more than 30 days before or more than 60 days after the first anniversary of the date of the 2025 annual meeting, in order for the notice by the stockholder to be timely, such notice must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Such shareholder proposal or directory nomination must also comply with the requirements set forth in our Bylaws.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide in their notice any additional information required by Rule 14a-19 under the Exchange Act. Shareholders should direct all proposals, director nominations, or related questions in writing to the office of the Corporate Secretary at the address listed in the notice of meeting attached to this Proxy Statement.

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Availability of Materials

This Proxy Statement and the 2024 Form 10-K are available on our website at www.pursuitcollection.com by clicking the link “Annual Meeting-Proxy Materials” under the “Investors” tab and “Resources” subtab, or by written request to the office of the Corporate Secretary at the address listed in the notice of meeting attached to this Proxy Statement. You may also obtain our other SEC filings and certain other information through the internet at www.sec.gov and our website at www.pursuitcollection.com. Information contained in any website referenced in this Proxy Statement is not part of this Proxy Statement and is not incorporated by reference in this Proxy Statement.

PLEASE SIGN, DATE, AND MAIL YOUR PROXY CARD NOW

OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET.

WE APPRECIATE YOUR PROMPT RESPONSE!

84 | Pursuit 2025 PROXY STATEMENT

Internet: Pursuit Attractions and Hospitality, Inc. www.proxypush.com/PRSU • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote For Stockholders of record as of March 25, 2025 Phone: 1-866-834-6031 Thursday, May 22, 2025 8:00 AM, Mountain Daylight Time • Use any touch-tone telephone Annual Meeting to be held live via the Internet - please visit • Have your Proxy Card ready www.proxydocs.com/PRSU for more details • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 8:00 AM, Mountain Daylight Time, May 22, 2025. (except as specified below for holders through the 401(k) plan) This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints David Barry and Michael "Bo" Heitz (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Pursuit Attractions and Hospitality, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. If you hold shares in any 401(k) savings plan of the Company (the "Plan"), then this proxy card, when signed and returned, or your telephone or Internetproxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof inaccordance with the instructions given herein to the trustee for shares held in any of the Plan. Shares in the Plan for which voting instructions are notreceived by Monday, May 19, 2025 at 11:59 PM Eastern Time or if no choice is specified, will be voted by an independent fiduciary. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Pursuit Attractions and Hospitality, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of Class III directors for a term expiring at the 2028 annual meeting of shareholders. ABSTAINFOR AGAINST 1.01 David W. Barry FOR #P2# #P2# #P2# 1.02 Beverly K. Carmichael FOR #P3# #P3# #P3# 1.03 Denise M. Coll FOR #P4# #P4# #P4# Election of Class II director for a term expiring at the 2027 annual meeting of shareholders 1.04 Brian P. Cassidy FOR #P6# #P6# #P6# Election of Class I director for a term expiring at the 2026 annual meeting of shareholders 1.05 Jill H. Bright FOR #P8# #P8# #P8# FOR AGAINST ABSTAIN 2. Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting FOR #P9# #P9# #P9# firm for 2025. 3. Advisory vote to approve named executive officer compensation. FOR #P10# #P10# #P10# NOTE: In their discretion, the proxyholders are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/PRSU Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Signature (if held jointly)